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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                          SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest Event Reported) October 15, 2001


                                   ACOLA CORP.
                         (formerly MegaChain.com, Ltd.)
               (Exact name of registrant as specified in its charter)

                                    Delaware
           (State or other jurisdiction of incorporation or organization)

            000-30264                                  11-3177042
     (Commission File Number)              (IRS Employer Identification Number)


                        8303 Southwest Freeway, Suite 950
                              Houston, Texas 77074
                      (Address of principal executive offices)

                                 (713) 773-3284
                 (Registrant's telephone number, including area code)





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Item 1.  Changes in Control of Registrant

General

         On October 15, 2001, MegaChain.com, Ltd., a Delaware corporation ("MegaChain") and Acola Corp., a Delaware corporation ("Acola"), completed the transactions contemplated by the Agreement and Plan of Reorganization (the "Agreement") dated September 18, 2001 and attached hereto as Exhibit "A," pursuant to which MegaChain acquired 100% of the equity interests in Acola with Acola changing its name to MGCL Acquisition Corp. and continuing as a wholly-owned subsidiary of MegaChain. On the 12th day of October 2001 MegaChain changed its name to Acola Corp. ("Acola" or the "Registrant" or the "Company"). Acola has entered into an agreement to acquire the exclusive, 20 year Mexico distribution rights ("Rights") to Anvirzel(TM) and all of its related and derivative products ("Products"). Anvirzel(TM) is a unique, patented, botanical drug for the treatment of certain cancers, HIV/AIDS, and Hepatitis C (see Item 5 below). As a result of the acquisition, the former equity holders of Acola now own approximately 99.9% of the voting stock of MegaChain, which has changed its name to Acola Corp. The acquisition did not require the approval of stockholders of MegaChain and the name change was previously approved by the stockholders of MegaChain.

         As provided for in the Agreement, upon completion of the transaction, Robert B. Dillon was appointed as the new President, Chief Executive Officer and director and Samuel M. Skipper as the new Chairman of the Board, Secretary and director. The previous officers and directors thereby resigning.

         Because of the change in ownership of voting stock and the composition of the board after the acquisition, there was a change in control of MegaChain upon completion of the acquisition.

         Upon completion of the acquisition, all of the outstanding equity interests and commitments to issue equity interests of Acola were converted into:

                  o 15,000,000 shares of MegaChain common stock;

                  o 100 shares of Series A Convertible Preferred Stock of MegaChain, $.0001 par value, convertible into 2,000,000 shares of Acola common stock (or 20,000 shares of Class B common stock for each share of preferred stock)

                  o 150,000 shares of Series B Convertible Preferred Stock of MegaChain, $.0001 par value, convertible into 15,000,000 shares of Acola common stock (or 100 shares of common stock for each share of preferred stock).

         The MegaChain Series B preferred stock gives the holder thereof the right to vote together with the MegaChain common stock. Each of the 100 shares of MegaChain Series A preferred stock issued in the acquisition entitles the holder thereof to 2,000,000 votes on all matters, except as otherwise required by law, with the MegaChain common stock.

         The MegaChain Series B preferred stock was issued in the acquisition because the Certificate of Incorporation of MegaChain currently authorizes MegaChain to issue 30,000,000 shares of common stock and 5,000,000 shares of preferred stock, the latter with such powers and preferences as the board of directors of MegaChain shall determine. As of June 30, 2001, MegaChain had 348,800 shares of common stock issued and 305,050 shares of common stock outstanding. Therefore, the MegaChain Series B preferred stock, convertible into 15,000,000 shares of common stock, was issued because of the lack of a sufficient number of shares of MegaChain common stock authorized and available for issuance in the acquisition.

         The MegaChain Series A preferred stock was issued in the acquisition because the Certificate of Incorporation of MegaChain does not currently authorize MegaChain to issue Class B super voting common stock. Therefore, the MegaChain Series A preferred stock, convertible into 2,000,000 shares of Class B common stock, was issued as a substitute until the Certificate of Amendment of MegaChain can be amended to authorize the issuance of Class B common stock that will entitle the holder of each share to 100 votes on all matters, except as otherwise required by law, with the common stock.

Acola

         Acola was established on July 10, 2001. Pursuant to the Exclusive Distribution Agreement effective October 18, 2001 between the Company and
Ozelle Pharmaceuticals, Inc. Acola has contracted for the exclusive, 20 year Mexico distribution rights ("Rights") to Anvirzel(TM) and all of its related and derivative products ("Products"). Anvirzel(TM) is a unique, patented, botanical drug for the treatment of certain cancers, HIV/AIDS, Hepatitis C and certain other viral and autoimmune/inflammatory diseases. With the assistance of Sr. Alfonso Romo Garza, CEO of Pulsar Internacional, S.A. de C.V., Acola has contracted with Corporacion Empresarial de Inversiones, S.A.
de C.V. (CEI) its strategic Mexico partner, which will be directly responsible for securing Acola a Mexican governmental contract. CEI will also assist Acola in structuring or securing an appropriate system for the wide scale marketing and distribution of the Products in Mexico for the benefit of Mexican and other patients through hospitals, clinics and selected oncologists and other physicians throughout Mexico. In coordination with CEI, Acola also intends to design and implement a comprehensive, Internet intensive marketing campaign to facilitate access to Anvirzel(TM) in Mexico for the millions of prospective patients throughout the world suffering from the various types of cancer, HIV/AIDS, Hepatitis C, and other serious illnesses which respond to Anvirzel(TM).

MegaChain.com, Ltd.

         MegaChain can provide any company with an Internet presence, a powerful, cost effective means of advertising and selling its product or service through the use of an innovative software suite combining multi-level marketing techniques and the use of personalized E-mail messages offering valuable product incentives.

         E-mail received from a friend, relative or business acquaintance has a greater likelihood of being read than does unsolicited E-mail. MegaChain's clients have the unique advantage of having their advertisements sent by agents to a group of individuals with whom the agent has a personal relationship and whom the agent believes may have an interest in the content of the advertisement. The advertiser only pays for certified referrals (an individual registering on the advertiser's web page as a result of the MegaChain system).

         Individuals who register as agents with MegaChain can earn commissions by forwarding promotional e-mails to their friends and acquaintances. Each recipient of the E-mail may also register as an agent with MegaChain and earn commissions through the same process. Furthermore, companies with pre-existing databases, such as list brokers and Internet Service Providers, can themselves become Agents, and secure an additional revenue stream.

         It is intended that an amendment of the Certificate of Incorporation of MegaChain will be proposed to MegaChain stockholders for amendment to increase the number of shares of common stock that MegaChain is authorized to issue and authorize the issuance of Class B common stock. If the Certificate of Incorporation is so amended, all outstanding shares of the MegaChain preferred stock issued in the acquisition will be automatically converted into MegaChain common stock by their terms. The former holders of equity interests in Acola as majority stockholders of MegaChain and the newly elected board of directors of MegaChain have the power to cause such an amendment to be adopted and approved which will occur at a special meeting of MegaChain stockholders.

         The acquisition will be accounted for as a reverse acquisition of MegaChain by Acola under the purchase method. As a result, the historical financial statements of Acola prior to the acquisition will become the financial statements of the registrant, and the results of operations of MegaChain will be combined with Acola effective with the acquisition.

Item 2.  Acquisition or Disposition of Assets

         See discussion under Item 1 above. For more information concerning the acquisition, please see (i) the Agreement which has been filed as an exhibit, and (ii) the information set forth in the Information Statement, dated October 25, 2001 and filed with the Securities and Exchange Commission on October 26, 2001, pursuant to Section 14(f) of the Securities Exchange Act of 1934 and SEC Rule 14f-1.


Item 4.  Changes in Registrant's Certifying Accountant

         1. i. Registrant's primary accountant, Cogen Sklar, LLP, was dismissed by the Company on October 22, 2001.

                           ii. No reports on the financial statements prepared
                  by Cogen Sklar, LLP over the past two years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

                           iii.The decision to change accountants was approved
                 by the Board on October 22, 2001.

                           iv. During the registrant's two most recent fiscal
                  years, there were no disagreements with Cogen Sklar, LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused it to make reference to the subject matter of the disagreements in connection with its report.

         2. i. The registrant retained the services of the accounting firm of Harper and Pearson Company on October 22, 2001 as their principal accountant.

                           ii. The registrant did not contact the new accountant
                  prior to its engaging the new accountant regarding the application of accounting principals to a specified transaction, or the type of audit opinion that might be rendered on the registrant's financial statements.

                           iii.The  registrant  did not  contact  the new
                  accountant prior to its engaging the new accountant regarding any matter that was either the subject of a disagreement or a reportable event.

         3. The registrant has provided a copy of this report, on or prior to the date of filing this report with the Commission, to Cogen Sklar, LLP and requested that he furnish the registrant with a letter addressed to the Commission stating his approval of or disagreement with the disclosures made herein. Such letter will be filed with the Commission upon receipt by the registrant, but not later than ten days following the filing of this report.

ITEM 5.  OTHER EVENTS

         As of the 18th day of October, 2001 the Company entered into an Exclusive Distribution Agreement with Ozelle Pharmaceuticals, Inc., a Nevada corporation ("Ozelle") whose address is 11825 IH 10 West, Suite 213, San Antonio, Texas 78230. Ozelle has developed and manufactures Anvirzel(TM) and other pharmaceutical products for the treatment of cancer and other diseases.

         For the sum of US$2,006,000, Ozelle granted to the Company (i) the exclusive distribution rights to Anvirzel(TM) in the Republic of Mexico, and
(ii) 236,000 shares of common stock of Ozelle.

         A copy of the Exclusive Distribution Agreement is attached as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

   Financial Statements

         None

   Exhibits

                  4        --       Agreement and Plan of Reorganization
                                    (without exhibits and schedules).

                  16       --       Letter re change in certifying accountant.*

                  99.1     --       Exclusive Distribution Agreement

                  99.2     --       Press Release
--------------------------
* To be filed by amendment.


                           Forward-Looking Statements

         The information in this Form 8-K includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Acola includes this statement for the express purpose of availing itself of the protections of these safe harbor provisions with respect to all of the forward-looking statements Acola makes. The forward-looking statements in this Form 8-K reflect Acola's current views with respect to possible future events and financial performance. They are subject to certain risks and uncertainties, including without limitation the absence of significant revenues, financial resources, significant competition and those other risks and uncertainties discussed herein that could cause Acola's actual results to differ materially from its historical results or those that Acola hopes to achieve. In this Form 8-K, the words, "anticipates," "plans," "believes," "expects," "intends," "future" and similar expressions identify certain forward-looking statements. Please do not place undue reliance on the forward-looking statements contained in this Form 8-K. Acola undertakes no obligation to announce publicly revisions Acola may make to these forward-looking statements to reflect the effect of events or circumstances that may arise after the date of this Form 8-K. All written and oral forward-looking statements made subsequent to the date of this Form 8-K and attributable to Acola or persons acting on its behalf are expressly qualified in their entirety by this section.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Acola Corp.



                                          By:/s/Robert B. Dillon
                                             ----------------------------------
                                                Robert B. Dillon, President
                                                and Chief Executive Officer


Date:  October 26, 2001




                                    EXHIBIT 4
                      Agreement and Plan of Reorganization
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_________This Agreement and Plan of Reorganization (the "Agreement") is made and entered into this ___ day of September, 2001, by and among MegaChain.com, Ltd., a Delaware corporation (hereinafter referred to as "MegaChain"), Acola Corp., a Delaware corporation (hereinafter referred to as "Acola"), and the undersigned stockholders ("Stockholders") of Acola.


                                R E C I T A L S:

_________The Stockholders own all of the issued and outstanding shares of Acola's capital stock. MegaChain desires to acquire all of the issued and outstanding capital stock of Acola, making Acola a wholly-owned subsidiary of MegaChain, and Stockholders desire to exchange all of the shares of Acola's capital stock, for designated shares of MegaChain's capital stock to be issued. It is the intention of the parties hereto that: (i) MegaChain shall acquire all of the issued and outstanding capital stock of Acola in exchange solely for the number of designated shares of MegaChain's authorized but unissued capital stock set forth below (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where Stockholders reside.

_________NOW, THEREFORE, for the mutual consideration set out herein, the parties hereto agree as follows:

_________1._______Exchange of Shares. MegaChain, and Stockholders agree that on the Closing Date (as hereinafter defined):

                  1(a) Stockholders will exchange 750 of the issued and outstanding shares of the Class A common stock of Acola (1,500 shares presently outstanding) for 15,000,000 shares (the "Common Shares") of MegaChain's common stock, $.0001 par value per share (the "Common Stock") as then issued.

                  1(b) Stockholders will exchange 750 of the issued and outstanding shares of the Class A common stock of Acola (1,500 shares presently outstanding) for 150,000 shares (the "Series A Preferred Shares") of MegaChain's Series B Convertible Preferred Stock, $.0001 par value per share (the "Series B Preferred Stock") as then issued.

         _________1(c) Stockholders will exchange all of the issued and outstanding shares of the Class B common stock of Acola (100 shares presently outstanding) for 100 shares (the "Series A Preferred Shares") of MegaChain's Series A Convertible Preferred Stock, $.0001 par value per share (the "Series A Preferred Stock") as then issued. The Series A Preferred Stock and Series B Preferred Stock are collectively referred to as the "Preferred Stock." The Series A Preferred Shares and Series B Preferred Shares are collectively referred to as the "Preferred Shares."

_________2._______Delivery of Shares. On the Closing Date, Stockholders will deliver to MegaChain the certificates representing all of the outstanding shares of Acola's capital stock, duly endorsed (or with duly executed stock powers) so as to make MegaChain the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by MegaChain. Simultaneously, on the Closing Date, MegaChain will deliver the certificates representing the Common Shares and Preferred Shares (collectively the "Shares") to the Stockholders. After delivery to MegaChain of certificates representing all outstanding shares of Acola and delivery of the Shares, the newly issued and outstanding shares of MegaChain's Common Stock and Preferred Stock will be held of record by the persons and in the amounts described in Exhibit "A."

_________3._______Representations and Warranties of Acola and Stockholders. Subject as set out in Section 10, the Stockholders, jointly and severally, as a material inducement to MegaChain to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to MegaChain, which representations and warranties are true and correct in all material respects on the Closing Date:

         _________3(a)     Securities  Holders.  The Stockholders are the only
owners, of record, of all of the issued and outstanding shares of Acola's capital stock.

         _________3(b)     Financial  Statements.  Exhibit  "B" is a copy of
the  balance sheets of Acola at September 30, 2001 (the "Financial Statements").

         _________The Financial Statements fairly present the consolidated financial condition of Acola as of the date thereof and the results of operations for the period covered. The Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein.

         _________3(c) Undisclosed Liabilities. Except as set forth in Schedule 1, at the Closing Date, Acola: (i) will have no liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Financial Statements except for liabilities and obligations specifically assumed by MegaChain or arising in the ordinary course of business, none of which is materially adverse; and (ii) all reserves established by Acola and set forth in the Financial Statements will be adequate and there will be no material loss contingencies (as such term is used in Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board) which are not adequately provided for.

         _________3(d) Absence of Changes. Except as set forth in Schedule 2, since the date of the Financial Statements, Acola's business has been operated in the ordinary course and there has not been:

                           (i) Any material adverse change in the condition
                  (financial or otherwise), assets, liabilities, earnings, net worth, business or prospects of Acola for such period, in the aggregate, or at any time during such period;

                           (ii) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting Acola, or its businesses;

                           (iii) Any declaration, setting aside, or payment of
                  any dividend or other distribution in respect of any shares of capital stock of Acola, or any direct or indirect redemption, purchase or other acquisition of any such stock;

                           (iv) Any issuance or sale by Acola or agreement to sell any of its securities; or

                           (v) Any statute, rule, regulation or order adopted
                  (including orders of regulatory authorities with jurisdiction over Acola or its business) which materially adversely affects Acola or its business.

         _________3(e) Litigation, Etc. Except as set forth in Schedule 3, or in the Financial Statements; there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings current or so far as the stockholders are aware threatened against Acola, its assets or business, whether at law or in equity, or before or by any Federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality.

         _________3(f) Compliance; Governmental Authorizations. Except as set forth in Schedule 4, Acola has complied with all Federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities laws which, if not complied with, would materially and adversely affect the business of Acola. Acola has all Federal, state, local and foreign governmental licenses and permits necessary in the conduct of its business, and such licenses and permits are in full force and effect.

         _________3(g)     Due  Organization,  Etc. Acola is a corporation duly
         organized, validly existing and in good standing under the laws of Delaware. Acola has the power to own its properties and assets and to carry on its business as now presently conducted.

         _________3(h) Tax Matters. Acola has filed all federal, state and local tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. Acola has paid all amounts of taxes or assessments which would be delinquent if not paid as of the date of this Agreement, other than taxes or charges being contested in good faith or not yet finally determined.

         _________3(i) Agreements, Etc. Schedule 5 contains a true and complete list and brief description of all material written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which Acola is a party or by which Acola or its assets may be bound. True and correct copies of all written agreements set forth on Schedule 5 are appended in Exhibit "H." No event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under any of the agreements set forth in Schedule 5.

         _________3(j) Title to Property and Related Matters. Acola has good and marketable title to all the properties, interests in properties and assets, real and personal, reflected as being owned by it on the Financial Statements or acquired by it after the date of the Financial Statements, of any kind or character, free and clear of any liens or encumbrances, except (i) those referred to in the notes to the Financial Statements, (ii) those set forth in Schedule 6, and (iii) liens for current taxes not yet delinquent. Schedule 6 contains a general description of all real property of Acola. Except as set forth in said Schedule 6 and except for matters which may arise in the ordinary course of business, Acola's assets are in good operating condition and repair. To the best of knowledge of Stockholders, there does not exist any condition which materially interferes with the use thereof in the ordinary course of Acola's business.

         _________3(k)     Corporate  Records.  The  corporate  records, minute
         books, and other documents and records of Acola are complete and correct. MegaChain shall have the right to review all corporate records of Acola prior to the Closing Date.

         _________3(l) Licenses; Trademarks; Trade Names; Etc. Schedule 7 contains a true and complete list of all licenses and all trademarks, trade names, service marks, copyrights, know-how, patents and applications for any of the foregoing owned by or registered in the name of Acola. There is no current, or so far as known to the stockholders, threatened claim or litigation against Acola contesting the right to use any of the trademarks, trade names and know-how or the validity of any of the licenses, copyrights and patents listed on
         Schedule 7, or asserting the misuse of any thereof, nor has there ever been any such claim or litigation.

         _________3(m) Authorization by Acola and Stockholders. This Agreement constitutes a valid and binding agreement of Stockholders, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally; and neither the execution and delivery of this Agreement nor the consummation by Stockholders of the transactions contemplated hereby, nor compliance with any of the provisions hereof, will violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court or governmental authority enforceable against Stockholders, or violate or conflict with or constitute a default under (or give rise to any right of termination, cancellation or acceleration under) the terms or conditions or provisions of any note, bond, lease, mortgage, obligation, agreement, understanding, arrangement or restriction of any kind to which Acola or Stockholders is a party or by which Acola, Stockholders or their respective properties may be bound. No consent or approval by any governmental authority is required in connection with the consummation of the transactions contemplated hereby.

         _________3(n) Capitalization. The authorized capitalization of Acola is as set forth in Schedule 8. Except as set forth in said Schedule 8, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of Acola's securities which are not reflected in the Financial Statements or in Schedule 8.

         _________3(o) Full Disclosure. The Stockholders have, and at the Closing Date will have, disclosed to MegaChain all events, conditions and facts materially affecting the business and prospects of Acola; and that Stockholders have not and will not have, at the Closing Date, withheld disclosure of any events, conditions, and facts which it may have knowledge of, or have reasonable grounds to know, may materially, adversely affect the business and prospects of Acola.

         _________3(p)     Brokerage or Finder's  Fees.  Acola has not
incurred,  nor will it incur,  any  liability  for brokerage or
                           ---------------------------
         finder's fees or similar charges in connection with this Agreement or any of the transactions contemplated hereby.

         _________3(q)     Share  Ownership.  The shares of Acola's  capital
stock to be exchanged  for the Shares in the Exchange are
                           ----------------
         owned, of record, by Stockholders, free and clear of all liens and encumbrances of any kind and nature.

         _________3(r) Approvals Required. No approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation or any court, administrative agency or other governmental authority is required in connection with the execution and delivery by Stockholders of this Agreement or the consummation of the transactions described herein, except as disclosed herein and, except to the extent that the parties are required to file reports in accordance with relevant regulations under Federal and state securities laws.

         4._______Representations and Warranties of MegaChain. Subject as set out in Section 10(b)(ix) MegaChain, as a material inducement to Stockholders to enter into this Agreement and consummate the transactions contemplated hereby, make the following representations and warranties to Stockholders, which representations are true and correct at this date, and will be true and correct on the Closing Date as though made on and as of such date:

         _________4(a) Shares of Common Stock and Preferred Stock. The Shares to be delivered to Stockholders at Closing will be valid and legally issued shares of Common Stock and Preferred Stock, free and clear of all liens, encumbrances, and preemptive rights, and will be fully-paid and non-assessable shares.

         _________4(b) Due Authorization, Etc. This Agreement has been duly authorized, executed, and delivered by MegaChain, and constitutes a legal, valid, and binding obligation of MegaChain, enforceable in accordance with its terms; no consent of any federal, state, municipal or other governmental authority is required by MegaChain for the execution, delivery or performance of this Agreement by MegaChain; no consent of any party to any contract or agreement to which MegaChain is a party or by which any of its property or assets are subject is required for the execution, delivery or performance of this Agreement by MegaChain.

         _________4(c) Financial Statements. Exhibit "E" is a copy of MegaChain's unaudited financial statements at March 31, 2001, including balance sheets, income statements and changes in financial position and its audited financial statements at June 30, 2000 (collectively the "Statements"). The Statements fairly and accurately reflect the financial condition of MegaChain as of the dates thereof and the results of operations for the periods reflected therein. The Statements have been prepared in accordance with generally accepted accounting principles, consistently applied, except as otherwise stated therein; and the books and records, financial and others, of MegaChain are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

         _________4(d) Undisclosed Liabilities. Except as set forth in Schedule 9, MegaChain: (i) has no material liabilities or obligations of any nature, fixed or contingent, matured or unmatured, which are not shown or otherwise provided for in the Statements; and (ii) all reserves established by MegaChain and set forth in the Statements are adequate and there are no material loss contingencies (as such term is used in Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board) which are not adequately provided for.

         _________4(e) Material Adverse Change. Except as set forth in Schedule 10, since the date of the Statements, there has not been, and as of the Closing Date there shall not have been, any material changes in MegaChain's condition (financial or otherwise), or liabilities (absolute, contingent or otherwise), whether or not arising from transactions in the ordinary course of business; provided, however, that the parties have agreed that the financial position of MegaChain will change to the extent that MegaChain incurs costs in connection with the transactions contemplated by this Agreement.

         _________4(f) Litigation, Etc. Except as set forth in Schedule 11, or in the Statements; there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending or threatened against MegaChain, its assets or business, whether at law or in equity, or before or by any Federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality; nor does MegaChain know or have any reason to know of a threat of such litigation or any basis for any such action, suit, claim, investigation or proceeding.

         _________4(g) Due Organization, Etc. MegaChain is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to business and in good standing in each state where it is required to be qualified and such qualification is material and has the corporate power to own its property and to carry on its business as now being conducted. The Certificate of Incorporation and By-Laws of MegaChain, as will be in effect on the Closing Date, are attached hereto as Exhibit "C" and are made a part hereof.

         _________4(h) Tax Matters. By closing, MegaChain will have filed all Federal, state and local, tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. By closing, MegaChain will have paid all taxes or assessments which have become due, other than taxes or charges being contested in good faith or not finally determined.

         _________4(i) Agreements, Etc. MegaChain has not breached, nor is there any pending or threatened claims or any legal basis for a claim that MegaChain has breached, nor has an event occurred which with the passing of time would constitute a breach of any of the terms or conditions of any agreements, contracts or commitments to which MegaChain is a party or by which MegaChain or its assets are bound. A list of all of MegaChain's material contracts, agreements or commitments (whether oral or written) is set forth on Schedule 12 and true and correct copies of all such contracts and agreements are appended as Exhibit "I." The execution, delivery and performance of this Agreement by MegaChain will not be in conflict with or constitute a default under any provisions of applicable law, MegaChain's Certificate of Incorporation or By-Laws, or any agreement or instrument to which MegaChain is a party or by which it or its assets are bound.

         _________4(j) Capitalization. As of the date of this Agreement, the capitalization of MegaChain consists of authorized common stock of 30,000,000 shares, $.0001 par value per share, of which 348,800 shares are issued and 305,050 shares are outstanding. There are 5,000,000 shares of preferred stock authorized. 100 shares of preferred stock have been designated Series A Convertible Preferred Stock. All outstanding shares of the capital stock have been duly authorized, validly issued, and are fully-paid and non-assessable, and all such shares were issued in compliance with all applicable federal and state securities laws. Except for the issuances of securities referred to in this Agreement, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options or related commitments of any nature to issue any of MegaChain's securities.

         _________4(k) Disclosure of Material Facts. MegaChain has, and at the Closing Date will have, disclosed to Acola all events, conditions and facts materially affecting the business and prospects of MegaChain; and MegaChain has not and will not have, at the Closing Date, withheld disclosure of any events, conditions, and facts which it may have knowledge of, or have reasonable grounds to know may materially, adversely affect the business and prospects of MegaChain.

         _________4(l) Corporate Records. The corporate financial records, minute books, and other documents and records of MegaChain are to be available to Acola at the time of the Closing Date and turned over to new management in their entirety at Closing. Such records are complete and correct and have been maintained in accordance with good business and accounting practices.

         _________4(m)     Stockholders List. Exhibit "D" is a true, correct
and complete statement,  dated not more than 10 days prior
                           -----------------
         to the Closing Date, setting forth the names and addresses of MegaChain's stockholders.

         _________4(n)     Title to Assets.  Except as set forth in Schedule
13,  MegaChain has good and marketable title to all of its
                           ---------------
         assets, free of any liens and encumbrances.

         _________4(o) Compliance; Governmental Authorizations. Except as set forth in Schedule 14, MegaChain has complied in all respects with all Federal, state, local, or foreign laws, ordinances, regulations, and orders applicable to its business, including without limitation federal and state securities laws applicable to all offerings prior to the Closing Date. MegaChain has all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, and such licenses and permits are in full force and effect, and no violations are or have been recorded in respect of any such licenses of permits, and no proceedings are pending or threatened to revoke or limit the use of such permits.

         _________4(p)     Brokerage  Fees.  MegaChain  has not  incurred,
 nor will it incur,  any liability for brokerage or finder's
                           ---------------
         fees or similar charges in connection with this Agreement or any of the transactions contemplated hereby.

         _________4(q) SEC Filings. Exhibit "F" contains true, correct and complete copies of Form 10-K and Form 10-Q filed by MegaChain in respect of the fiscal years ended June 30, 2000 and all subsequent periods, such forms were true and accurate when filed and remain true and accurate except as set out in later filings and Schedule 10 contains a brief summary of all material changes in MegaChain's financial position and prospectus since the date of the last filing of Form 10-Q. All required filings are current as of the date of this Agreement

         5._______Affirmative Covenants of MegaChain, Acola and Stockholders. MegaChain covenants Stockholders and Stockholders, jointly and severally, covenant to MegaChain that:

         _________5(a) Schedule 14F. Not less than 10 days prior to the Closing Date, MegaChain will procure the preparation, file with the Securities and Exchange Commission ("SEC") and mail to each of the shareholders of MegaChain a Schedule 14F disclosure document that complies with the requirement of SEC Rule 14f-1.

                  5(b) Filing of Form 8-K. Immediately after the Closing Date, Stockholders will procure the prompt preparation and file with the Securities and Exchange Commission appropriate notice describing this transaction on Form 8-K or other applicable form, and otherwise comply with the provisions of the Securities Exchange Act of 1934.

         _________5(c) Preparation of Disclosure Statement. Immediately after the Closing Date, the Stockholders will procure the preparation of a disclosure statement containing the necessary information to comply with Rule 15(c)2(11) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and file such forms with one or more firms who are members of the National Association of Securities Dealers, Inc. ("NASD") and with NASD as are necessary to effect the quotation of MegaChain's securities in the NASD Electronic Bulletin Board System.

         _________5(d) Filing of Amended Form 8-K. Within 60 days after the original report on Form 8-K must be filed, prepare and file with the SEC an amendment to the Form 8-K described in Section 5(b) above that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X for the periods specified in Rule 3.05(b).

         _________5(e) Application to NASDAQ. After MegaChain meets the requirements for initial inclusion, Stockholders will procure the prompt preparation and filing of an application with NASD to qualify the common stock of MegaChain for inclusion in the Regular NASDAQ system and quotation by the NASDAQ Stock Market or listing on the American Stock Exchange.

         _________5(f) Delivery of Disclosure Statement. The Stockholders will procure the delivery to MegaChain's former management of the disclosure statement which includes a description of this transaction so that MegaChain's former management can review the descriptions contained therein of MegaChain and the terms of the transactions contemplated by this Agreement.

         _________5(g) Delivery of Documents. The Stockholders will procure the delivery to MegaChain's former management, with a copy to its counsel (at the addresses set forth herein), all reports, registration statements and other documents, other than exhibits, as filed with the SEC and the NASD during the one year period commencing on the Closing Date.

         _________5(h) Future Stock Distributions. After the Closing Date, Stockholders will procure the that any further distribution of MegaChain's stock to Acola's shareholders or otherwise will be completed in conformity with federal and state securities laws and regulations pertaining to registration; or, pursuant to an exemption from such registration requirements.

         _________5(i)     Change of Corporate  Name.  Management  of Acola
 will  promptly  take the  appropriate  corporate  action to change the name of MegaChain.com, Ltd. to Acola Corp. or another appropriate name selected by management of Acola.

         _________5(j) Waiver of Preemptive Rights. The Stockholders waive any rights of preemption they may have in respect of the transfer of the capital stock of Acola whether arising under the articles of association of Acola or otherwise.

         6._______Closing. The Closing (the "Closing") shall take place upon such date (the "Closing Date") as the parties hereto may mutually agree upon, but shall be no later than September 30, 2001. The Closing shall take place at the offices of Sonfield and Sonfield, 770 South Post Oak Lane, Suite 435, Houston, Texas 77056, or at such place as may be mutually agreed upon by the parties.

         7._______Conditions Precedent to Obligations of Acola and Stockholders. All obligations of Stockholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

         _________7(a) Truth of Representations and Warranties. The representations and warranties by or on behalf of MegaChain contained in this Agreement or in any certificate or document delivered to Stockholders pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

         _________7(b) Compliance with Covenants. MegaChain shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         _________7(c) Election of New Directors. The present Directors of MegaChain shall have caused the appointment of Tom Lavin, Donald Steele and Bill Lavin to the Board of Directors of MegaChain as directed by Acola.

         _________7(d)     Approval by Legal Counsel.  All instruments and
documents  delivered to Acola and  Stockholders  pursuant to
                           -------------------------
         the provisions hereof shall be reasonably satisfactory to legal counsel for Acola and Stockholders.

         _________7(e)     Opinion of Counsel.  MegaChain  shall have
 delivered to  Stockholders  an opinion of  MegaChain's  counsel,
                           ------------------
         dated the Closing Date, to the effect that:

                           (i)      MegaChain is a corporation duly organized,
 validly existing and in good standing under the laws of
                  the State of Delaware;

                           (ii)     MegaChain has the corporate power to carry
 on its business as now being conducted;

                           (iii) This Agreement has been duly authorized,
                  executed and delivered by MegaChain and is a valid and binding obligation of MegaChain, enforceable in accordance with its terms, except to the extent that enforcement is limited by applicable bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting creditors' rights and remedies generally or by general equity principles (and excepting specific performance as a remedy);

                           (iv)     MegaChain has taken all corporate action
necessary for its due performance under this Agreement;

                           (v) The execution and delivery by MegaChain of this
                  Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any provisions of, MegaChain's Certificate of Incorporation or By-Laws or, to the best of such counsel's knowledge after inquiry and based upon information provided by MegaChain, constitute a default under or give rise to a right of termination, acceleration, or cancellation under any agreement under which MegaChain or any of its properties are bound or violate any court order, writ or decree of injunction applicable to MegaChain;

                           (vi) Other than as disclosed in MegaChain's financial
                  statements, such counsel does not know, after inquiry, of (a) any actions, suits or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting MegaChain; and (b) any unsatisfied judgments against MegaChain.

                           (vii) The authorized and, to such counsel's best
                  knowledge after inquiry, outstanding capitalization of MegaChain is as set forth in Section 4(j), all of the outstanding shares of MegaChain's capital stock are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of counsel's knowledge after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written), other than as set forth in Section 4(j) of this Agreement.

         _________7(f) Officers' Certificate. There shall be delivered to Stockholders an officers' certificate, signed by Tom Lavin, President, to the effect that all of the representations and warranties of MegaChain set forth herein are true and complete in all material respects as of the Closing Date, and that MegaChain has complied in all material respects with its covenants and agreements set forth herein required to be complied with by the closing.

         _________7(g) Indemnification Agreement. There shall be delivered to stockholders an Indemnification Agreement whereby New MegaChain.com, Ltd. indemnifies MegaChain, its officers, directors and shareholders from any liability, cost, expense or damage with respect to the mineral property transferred from MegaChain to New MegaChain. The Indemnification Agreement will be substantially in the form of Exhibit "J" hereto.

         8._______Conditions Precedent to Obligations of MegaChain. All obligations of MegaChain under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions:

         _________8(a) Truth of Representations and Warranties. The representations and warranties by Stockholders contained in Section 3 this Agreement or in any certificate or document delivered to MegaChain pursuant to the provisions hereof shall be true in all material respects at and as of the time of Closing as though such representations and warranties were made at and as of such time.

         _________8(b) Compliance with Covenants. The Stockholders shall have performed and complied with all Covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

         _________8(c) Delivery of Investment Letter. Each of Stockholders shall have delivered to MegaChain an "investment letter" in the form attached as Exhibit "G," setting out that the shares being acquired are restricted shares and are being acquired for investment purposes only, and not with a view to public resale or distribution.

         _________8(d) Delivery of Exhibits and Schedules. The Stockholders shall have delivered all of the exhibits and schedules required herein to MegaChain and such exhibits, schedules and Financial Statements shall have been acceptable to MegaChain, in its sole and absolute discretion.

         _________8(e)     Opinion of Counsel.  Acola shall have delivered to
MegaChain an opinion of counsel,  dated the Closing Date,
                           ------------------
         to the effect that:

                           (i)      Acola is a corporation  duly  organized,
 validly  existing and in good standing  under the laws of
                  Delaware;

                           (ii)     Acola has the corporate power to carry on
 its business as now being conducted;

                           (iii) Except as referred to herein, such counsel
                  knows, after inquiry, of (a) no actions, suit or other legal proceedings or investigations pending or threatened against or relating to or materially adversely affecting Acola; and (b) no unsatisfied judgments against Acola;

                           (iv) The authorized capitalization of Acola is as set
                  forth in Section 3(n), all of the outstanding shares of capital stock of Acola are validly issued, fully-paid and non-assessable, without preemptive rights, and to the best of counsel's knowledge, after inquiry, there are no outstanding subscriptions, options, rights, warrants or other transfer agreements (whether oral or written) obligating Acola to issue or transfer from treasury any of its securities except as set forth in Section 3(n) of this Agreement. When duly transferred to MegaChain as provided herein, to the best of such counsel's knowledge after inquiry, MegaChain will own all of the issued and outstanding capital stock of Acola subject to registration of the transfer of such shares by the directors of Acola and due stamping of the share transfer.

                           (v) Acola is the owner of the intellectual property
                  described on Schedule 7 hereto free and clear of any claims liens or charges.

                  8(f)     Shareholder  Approval.  MegaChain shall have
 received the  affirmative  vote of the holders of not less than
                           ---------------------
         40% of the outstanding shares of common stock of MegaChain approving the transactions described in this Agreement.

         9._______Indemnification. Subject as set out in Section 10, each party to this Agreement shall indemnify and hold harmless each other party to this Agreement at all times after the date of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including attorney's fees (through all appeals) incident to any of the foregoing, resulting from any misrepresentation or breach of warranty contained in Section 3 or 4 as appropriate on the part of such party under this Agreement. Subject to the terms of this Agreement, the defaulting party shall reimburse the other party or parties, on demand, for any reasonable payment made by said parties at any time after Closing, in respect of any liability or claim to which the foregoing indemnity relates, if such payment is made after reasonable notice to the other party to defend or satisfy the same and such party failed to defend or satisfy same.

         10.______Nature of Representations and Warranties. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for, and any investigation which they might have made or any other representations, warranties, agreements promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

         11.______Documents at Closing. At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

         _________11(a)    Documents Delivered by the Stockholders.
Stockholders will deliver, or cause to be delivered, to MegaChain the following:

                           (i) stock certificates for the shares of capital
                  stock of Acola being exchanged hereunder, duly endorsed or with stock powers attached in blank but subject to a customary restrictive stock legend.

                           (ii) the opinion of counsel for Acola as set forth herein;

                           (iii) a certificate from the Secretary of State of
                  Delaware dated not more than fifteen (15) days prior to the date of Closing to the effect that Acola is in good standing under the laws of the said state; and

                           (iv) such other instruments, documents and
                  certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement;

         _________11(b)    Documents  Delivered by  MegaChain.  MegaChain  will
 deliver or cause to be  delivered to  Stockholders  and   Acola:

                           (i) stock certificates for the Shares subject to a customary restrictive stock legend;

                           (ii) all corporate records of MegaChain, including
                  without limitation corporate minute books (which shall contain copies of the Certificate of Incorporation and By-Laws, as amended to the Closing), stock books, stock transfer books, corporate seals, and such other corporate books and records as may reasonably requested by the Stockholders and their counsel;

                           (iii) a certificate of MegaChain's officers to the
                  effect that all representations and warranties of MegaChain made under this Agreement are reaffirmed on the Closing Date, as though originally given to Stockholders and Acola on said date;

                           (iv) the opinions of MegaChain's counsel set forth herein;

                           (v) a Certificate from the Secretary of State of
                  Delaware dated at or about the date of Closing that MegaChain is in good standing under the laws of said state; and

                           (vi) such other instruments and documents, if any, as
                  are required to be delivered pursuant to the provisions of this Agreement, or which may be reasonably requested in furtherance of the provisions of this Agreement.

         12.______Miscellaneous.

         _________12(a) Further Assurances. At any time, and from time to time, after the Closing, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement;

         _________12(b) Waivers. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. 12(c)____Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses, or such other addresses as are given to other parties in the manner set forth herein.

                  MegaChain:            MegaChain.com, Ltd.
                                        34 West 8th Avenue
                                        Vancouver, BC V5Y 1M7
                                        Attn:  Tom Lavin, President
                                        Tel:  (604) 250-5155

                  With a copy to:       MegaChain.com, Ltd.
                                        34 West 8th Avenue
                                        Vancouver, BC V5Y 1M7
                                        Attn: Oren Breitman, General Counsel
                                        Tel: (604) 250-5155

                  Acola:                Acola Corp.
                                        8303 Southwest Freeway, Suite 950
                                        Houston, Texas 77074
                                        Attn: Robert B. Dillon, President
                  With a copy to:
                                        Sonfield and Sonfield
                                        770 South Post Oak Lane, Suite 435
                                        Houston, Texas 77056-1913
                                        Attn:  Robert L. Sonfield, Jr., Esq.
                                        Tel:  (713) 877-83333

         12(d) Headings. The section and subsection headings in this Agreement are inserted for convenience and shall not affect in any way the meaning or interpretation of this Agreement.

                  12(e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Agreement.

                  12(f)    Governing Law.   This Agreement shall be governed by
 the laws of Delaware.
                           -------------

                  12(g)    Binding  Effect.  This  Agreement  shall be binding
 upon the parties  hereto and inure to the benefit of the
                           ---------------
         parties, their respective heirs, administrators, executors, successors and assigns.

                  12(h) Entire Agreement. This Agreement is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

                  12(i)    Time.  Time is of the essence.
                           ----

                  12(j) Severability. If any part of this Agreement is determined by a court of competent jurisdiction to be unenforceable, the balance of the Agreement shall remain in full force and effect.

                  12(k) Default Costs. In the event any party hereto has to resort to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys' fees and other costs from the party in default.





                               Exhibit 4 - Page 19
         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ATTEST:                                                       MEGACHAIN.COM, LTD.



By:__________________________________________________         By:__________________________________________________
     Bill Lavin, Secretary                                        Tom Lavin, President


ATTEST:                                                       ACOLA CORP.



By:__________________________________________________         By:__________________________________________________
     Samuel M. Skipper, Secretary                                 Robert B. Dillon, President


                           STOCKHOLDERS OF ACOLA CORP.

CHATEAU and DOMAINE CORP.____                          Fordham, Ltd.



By:               _________                                   By:
   -----------------------------------------                     -----------------------------------------
Name:             _________                                   Name:
     ---------------------------------------                       ---------------------------------------
Title:            _________                                   Title:
      --------------------------------------                        --------------------------------------



                  _________
--------------------------------------------                  --------------------------------------------
Larry Seligmann   _________                                   Renee Skipper



                  _________
--------------------------------------------                  --------------------------------------------
Samuel M. Skipper _________                                   Stephen Noser



                  _________
--------------------------------------------                  --------------------------------------------
Donald E. Baxter, M.D._____                                   Richard A. Evans, M.D.



                  _________
--------------------------------------------                  --------------------------------------------
Audrey Johnson Dillon______                                   Nicholas M. Manteris



                  _________                                   ____________________________________
--------------------------------------------
Michael N. Manteris________                                   Robert B. Dillon




                  _________                                   ___________________________________
--------------------------------------------
Michelle A. Manteris_______                                   Christy C. Dillon



------------------------------------                          -------------------------------------
Michael G. Wirtz  _________                                   Jon Peterson




------------------------------------                          -------------------------------------
C. Brien Dillon   _________                                   Douglas J. Dillon




------------------------------------
J. Dillon Peters





                                  EXHIBIT 99.1
                             DISTRIBUTION AGREEMENT
-------------------------------------------------------------------------------

                        EXCLUSIVE DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement (the "Agreement"), dated October 18, 2001 ("Effective Date"), is by and between Ozelle Pharmaceuticals, Inc., a Nevada corporation ("Ozelle"), whose address is 11825 IH 10 West, Ste 213, San Antonio, Texas 78230, U.S.A., and Acola Corp., a Delaware corporation ("Acola"), whose address is 8303 Southwest Freeway, Suite 950, Houston, Texas 77074, U.S.A.

         WHEREAS, Ozelle has developed and manufactures AnvirzelTM and certain other pharmaceutical products for the treatment of cancer and other diseases and seeks distribution of such products within certain geographic markets;

         WHEREAS, Acola has acquired from Addko, Inc. ("Addko") the exclusive option to acquire from Ozelle the exclusive right to distribute Ozelle's products in certain markets ("Rights") and has established or is in the process of establishing a marketing, sales and distribution network within such markets;

         WHEREAS, Ozelle and Acola have made arrangements for an authorized manufacturer of Anvirzel(TM), Drogueria Comercial Suprema, S. De R.L. ("DCS") to act as Ozelle's initial contract manufacturer to perform on Ozelle's behalf certain obligations hereunder by providing the products to be sold by Acola pursuant to the terms hereof; and

         WHEREAS, Ozelle desires to grant to Acola the exclusive right to distribute Ozelle's AnvirzelTM products in the markets herein provided on the terms and conditions set forth herein;

         NOW, THEREFORE, for good and valuable consideration and the mutual covenants and other agreements contained herein, the parties hereto agree as follows:

1.       DISTRIBUTORSHIP.

         1.1 Exclusive Right to Distribute the Products. Pursuant to the exclusive option to the Rights assigned to Acola from Addko, a copy of which is attached as Attachment "A", and subject to the terms and conditions set forth in this Agreement, Ozelle hereby grants to Acola, to the extent permitted by any applicable laws, the exclusive right to market, sell and distribute AnvirzelTM and all derivative and related products which are for human use only ("Products") within Mexico (the "Territory"). All references to Anvirzel(TM) Products in this Agreement shall exclude any and all Anvirzel(TM) Products licensed to Biotonics, Inc. ("Biotonics") and Anican Veterinary Products, Inc. ("Anican"); provided, however, to obtain these rights Acola shall be required to enter into separate agreements with Biotonics and Anican for the distribution of their products in Mexico. Ozelle will make the contacts and introductions to representatives of Biotonics and Anican but can make no guarantee that Acola will be able to negotiate an agreement with Anican or Biotonics. As used in this Agreement the term "Products" shall mean and include AnvirzelTM and all derivative and related products in injectible, sublingual, suppository and/or inhalant form, including any new formulations, improvements or substitutes for human use only as herein provided. AnvirzelTM shall mean and refer to that certain internationally patented (U.S. Patent No. 5,135,745), trademarked, non-toxic aqueous extract of Nerium Oleander manufactured by, on behalf of or pursuant to license from Ozelle in conformity with those Good Manufacturing Practice Regulations ("GMP") established by the United States Food and Drug Administration ("FDA") which would be applicable if the Products were being manufactured in the United States, believed to be composed of both polar and non-polar compounds, believed to contain at least five (5) polysaccharides, two
(2) cardiac glycosides and five (5) proteins, and made the subject of Phase I U.S. FDA Human Clinical Trials at The Cleveland Clinic Foundation, Cleveland, Ohio under IND#58,347.

         1.2 Acquisition of Rights. Acola is paying Ozelle the total sum of US$2,006,000.00 for the acquisition of (i) 236,000 shares of Ozelle common stock and (ii) the exclusive distribution rights described in Section 1.1, above ("Acquisition"). Acola has delivered a cashier's check for Two Hundred Thousand and no/100 dollars (US$200,000.00) as earnest money to Akin, Gump, Strauss, Hauer and Feld, L.L.P., attorneys for Ozelle. Such US$200,000 to Ozelle is to be applied against the Acquisition price as herein provided. The earnest money shall be retained by Ozelle in the event of Acola's default or returned to Acola in the event of Ozelle's default. Closing of the Acquisition shall be on or before December 1, 2001, with funding for the Acquisition as follows:

                  (a) US$1,806,000.00 in additional good funds ( total of US$2,006,000.00 with the US$200,000.00 earnest money credit) payable by Acola to Ozelle on or before December 1, 2001, as payment in full of the US$2,006,000.00 Acquisition price for the purchase by Acola from Ozelle of the Rights set forth above and 236,000 validly issued, fully paid and non-assessable shares of Ozelle common stock in accordance with, and subject to the terms of, the Subscription Agreement attached as Attachment "B" and incorporated herein by reference.

         Irrespective of anything to the contrary in this Agreement, in the event of Acola's default in payment of all or any portion of the US$2,006,000.00 Acquisition price, Ozelle's sole remedy shall be to retain the US$200,000 paid Ozelle by Acola, hereunder. Provided, however, that if Ozelle is entitled to and receives the US$200,000.00 as set forth above, Acola shall receive 23,529 shares of Ozelle Common Stock in consideration therefore, under the terms described in Paragraph 1.2(a), above.

1.3 Distribution Efforts. Acola agrees to use diligent efforts, standard in the industry for products similar in nature to the Products, to sell, market and distribute the Products in the Territory. Acola shall purchase the Products for resale within the Territory exclusively from Ozelle and/or its designees.

1.4 Marketing. Acola will actively promote the sale of the Products provided all Products sold by Acola are sold within the Territory and are sold in accordance with the laws of the Territory. Such efforts shall include, but not be limited to, that advertising which is reasonably necessary, so long as it is directed solely at sales within the Territory. Ozelle understands and agrees that Acola may advertise the Products in pamphlets, brochures, websites and/ or other advertising material prepared by or on behalf of Acola, which may include, at Acola's option, other products Acola or its affiliates are then currently advertising and attempting to sell, so long as said sources do not state or imply that the Products are available in any other location other than the Territory. Acola may utilize such advertising materials to promote the products and to prepare its own advertising materials for the sale of the Product within the Territory. All expenses incurred by Acola with respect to creating advertising materials and advertising the Product shall be borne by Acola.

1.5 Quarterly Forecasts and Monthly Sales Reports. Acola shall submit to Ozelle and DCS at least 15 days prior to the beginning of each calendar quarter an estimate of its orders of the Products for the next succeeding quarter, stated in number of vials. Acola shall submit to Ozelle within 20 days after each calendar month a report on the actual sales of the Products by Acola during the preceding month, stated in number of vials and total price. Within 20 days after the end of each calendar quarter, Acola will supply Ozelle with an itemized list of the number of vials of Products sold during such quarter.

1.6 Minimum Purchase Quantities. Acola agrees to purchase during the term of this Agreement a minimum of Products established for each year as specified in Attachment "C" hereto ("Quota") which is incorporated herein by reference.

2.       EFFECTIVE DATE AND TERM.

         2.1 Term. This Agreement shall take effect as of the date first above written and shall continue in force for the longer period of (i) twenty (20) years or (ii) the life of any patent pertaining to any of the Products, except as otherwise provided in Section 2.2.

         2.2 Termination. Notwithstanding the provisions of Section 2.1 above, this Agreement may be terminated in accordance with the following provisions:

(a) Either party may terminate this Agreement by giving notice in writing to the other party should an event of Force Majeure continue for more than nine months as provided in Article 13;

(b) Except as is otherwise provided in Section 2.2(c) pertaining to Quotas, either party may terminate this Agreement by giving notice in writing to the other party in the event the other party is in material breach of this Agreement and shall have failed to cure such breach within 30 days of receipt of written notice thereof from the first party unless the breaching party is diligently taking appropriate action to cure such breach and it is cured within 120 days. The written notice of breach or violation from the first party to the other party shall specify the precise nature of the breach or violation of this Agreement to be cured;

(c) Within ten (10) days after the end of any Quota period, Ozelle may terminate this Agreement by providing Acola one hundred twenty (120) days written  notice  ("Notice  Period")
 of Ozelle's  intent to terminate if, during such Quota
                           period,  Acola  materially  shall  have  failed to
meet the Quota  applicable  to such  period  ("Failure").
                           Provided,  however,  that Ozelle shall have no such
 right to terminate the Agreement under this provision if
                           Acola's  Failure  is caused in whole,  or  material
 part,  directly  or  indirectly,  by (i)  Ozelle or its
                           manufacturing sources or (ii) applicable law or
 regulatory authority,  not caused by or related to any fault of or wrongful  action by Acola.  Provided  further,
 that Acola shall be entitled to cure any such  Failure
                           during the Notice Period,  and Ozelle shall have no
 termination  right under this provision in the event the
                           default in question is  materially  cured by Acola
during such Notice  Period.  Provided  further,  Ozelle's
                           right to terminate the Agreement  pursuant to this
 provision is waived for such specific  failure to meet a
                           quota by Ozelle if notice of intent to  terminate
is not  provided by Ozelle in writing to Acola within ten
                           (10) days after the sales report  referred to in
paragraph 1.5 is received by Ozelle for the Quota period in
                           question.

(d) Either party may terminate this Agreement if the other party materially fails to maintain the quality of the Products while under its control, and such failure continues (i) for a period of thirty (30) days after receipt of written notice from the other party of such failure or (ii) if the noticed party shall commence within such thirty (30) days and shall thereafter proceed with all due diligence to cure such failure, such failure is not cured within such longer period (not to exceed sixty (60) days) as shall be reasonably necessary for Acola or Ozelle to cure the same with all due diligence; or

(e) Ozelle may terminate this Agreement for the breach, failure or inaccuracy as of the Effective Date hereof of any of Acola's representations, warranties or covenants set forth in Section 6 of this Agreement.

3.       REGISTRATION OF THE PRODUCT.

         3.1 Obligation to Register Product to Allow Commercial Sale. Acola shall, as soon as practicable after the Effective Date and with the reasonable assistance of Ozelle, use diligent efforts to obtain all necessary registrations, licenses, permits and other approvals, excluding any of the foregoing to the extent related to any trademarks, as required by the laws of Mexico to permit commercial sales and distribution of each of the Products in Mexico (the "New Registrations"). Ozelle shall provide to Acola for the purpose of obtaining the new Registrations all pre-clinical and clinical data (in the form of a registration dossier) deemed necessary by the mutual agreement of the parties hereto to obtain the New Registrations. Acola shall take all reasonable actions necessary to maintain (a) each of the New Registrations once obtained and (b) the registrations, licenses, permits and other approvals already granted for any of the Products in the Territory (the "Current Registrations"). Collectively, the New Registrations and the Current Registrations are referred to as the "Territory Registrations." Acola shall notify Ozelle of any correspondence with any regulatory authorities within the Territory regarding the Products and shall provide copies of such correspondence to Ozelle within thirty (30) days of Acola's receipt thereof.

         3.2 Ownership of Registrations. All Territory Registrations shall be in Acola's name or the name of any Acola subsidiary or affiliate and shall indicate that Acola or one of its subsidiaries or affiliates is the owner of such Territory Registrations; provided, however, that, upon the termination of the Agreement or Acola's material, uncorrected default hereunder, Acola agrees (i) to transfer such Territory Registrations to Ozelle, or a person designated in writing by Ozelle, in exchange for cost reimbursement of the actual costs incurred by Acola to obtaining and maintaining such Territory Registrations, and
(ii) to execute all documents and take all actions reasonably necessary to transfer any such Territory Registrations to Ozelle or Ozelle's designee. Acola agrees to maintain records of all costs associated with registration of the Products, in accordance with generally accepted accounting principles.

         3.3 National Registry and Import Duties. Acola agrees to use good faith effort to have AnvirzelTM listed on the National Formulary Code 5000 in Mexico. Ozelle agrees to cooperate with Acola in connection with listing the Products and obtaining relief from any import duty or licensing fee.

4.       PRODUCT ORDERS, PRICING, PAYMENT AND SHIPPING.

         4.1 Price of the Product. Subject to the provisions of Section 19.1, the price of AnvirzelTM in injectible form during the term hereof is US$70.00 per 10cc vial. In the event the Products are manufactured and sold in a vial larger or smaller than a 10cc vial, the purchase price per vial shall be adjusted accordingly. This Agreement is intended to cover the suppository, sublingual and inhalant form of Anvirzel(TM) for human use and for distribution in Mexico. The parties recognize and agree that Acola has a Favored Nations provision set forth in Section 19.1 for the pricing of these Products. In the event that a product for human use in suppository, sublingual or inhalant form of Anvirzel(TM) is developed, the parties will use their reasonable efforts to agree upon the price of such additional forms of Anvirzel(TM) as such Products become available for distribution by Acola in Mexico. During the term of this Agreement the Products will be manufactured by DCS or such other manufacturers approved by Ozelle. Acola shall keep Ozelle informed of the in-market price of each of the Products to the extent reasonably possible. The AnvirzelTM price shall be FOB Customs in Tegucigalpa, Honduras. Title to the Product will pass from Ozelle/DCS to Acola when the Products are delivered to Acola or its agent after such Products have cleared customs in Tegucigalpa, Honduras.

         4.2 Shipping Costs, Insurance, Taxes and Duties. In each purchase order Acola shall specify that it will take delivery of all Products immediately after the Products have cleared Customs in Tegucigalpa, Honduras. DCS shall pay for the cost of customs in Honduras. DCS shall also pay all taxes, export duties, sales, use or privilege taxes, excise or similar taxes or duties levied upon either party or any affiliate thereof by any jurisdiction within Honduras or by any political subdivision or agency thereof. Acola shall pay all insurance costs for the Products in transit, taxes, import duties, sales, use or privilege taxes, excise or similar taxes or duties levied upon either party or any affiliate thereof by any jurisdiction within Honduras and/or the Territory or by any political subdivision or agency thereof. Acola shall be responsible for obtaining all required documents and approvals in order for the Products to clear customs in the Territory; provided that, Ozelle agrees to use a good faith effort to provide Acola or to have DCS or the manufacturer of the Product provide Acola timely assistance in connection with issues involving import and export of the Products.

         4.3 Initial Shipment. Ozelle warrants and represents that after the receipt of a written order from Acola pursuant to Section 4.4, in compliance with the terms and conditions set forth in this Agreement the initial shipment of AnvirzelTM to Acola of at least two thousand (2,000) 10cc vials will occur the later of sixty (60) days from receipt of the foregoing written order or March 15, 2002.

         4.4 Product Orders. Acola shall submit a written order to DCS, with a copy to Ozelle, for all purchases of Products
                  ---------------
("Purchase Order").   Payment shall be made for such Products in the manner
required by Section 4.5.

         4.5 Payment. Payments for the Products shall be made to DCS in U.S. Dollars within thirty (30) days of Acola's receipt of the Product and an invoice. The total purchase price is due and payable within thirty (30) days following receipt of Products and related invoice, without discount. Acola shall provide written notice to Ozelle when it makes payment to DCS. DCS has assumed the responsibility to pay to Ozelle any sums due Ozelle with respect to the Products shipped to Acola hereunder and Ozelle agrees to hold DCS responsible for such payment to Ozelle.

         4.6 Acceptance of Products. In the event of any shortage, damage or discrepancy in or to a shipment of Products, Acola shall promptly report the same to DCS and Ozelle and furnish such written evidence or other documentation as DCS and/or Ozelle reasonably may deem necessary. Ozelle shall not be liable for any such shortage, damage or discrepancy unless Ozelle has received notice and substantiating evidence thereof from Acola within 30 days after Acola takes possession of the Products after such Products have cleared customs in Tegucigalpa, Honduras or the shipping address of Acola's customer that purchased the Products and such shortage, damage or discrepancy is not cured within thirty
(30) days of the receipt of written notice. If the substantiating evidence delivered by Acola demonstrates that Ozelle and/or DCS is responsible for such shortage, damage or discrepancy, Ozelle shall arrange that DCS or an alternative manufacturer of the Products promptly deliver additional Products to Acola in accordance with the delivery procedures set forth herein. In the event the shortage, damage or discrepancy is not cured within the foregoing thirty (30) day period from receipt of written notice Ozelle and DCS shall be liable for the actual costs, expenses or damages incurred by Acola directly or indirectly as a result of such shortage, damage or discrepancy in or to a shipment, not to exceed the purchase price paid by Acola to DCS for such shipment of Products.

         4.7 Product Warranty. Ozelle warrants with respect to each of the Products, that for the period of each such Product's remaining shelf life it shall be free from defects and is appropriate for its intended use. As used herein, the shelf life for the Products is twelve (12) months. The shelf life will be extended to the precise extent, if any, that scientific or medical tests prove that such shelf life is more than twelve (12) months. Furthermore, Ozelle warrants and represents that all AnvirzelTM provided to Acola hereunder shall be manufactured in accordance with the definition of AnvirzelTM set forth in
Section 1 and in compliance with the standards, purity and consistency applicable to and/or produced by BioServ Corporation, 5340 East Gate Mall, San Diego, California 92121 ("BioServ"), with respect to the AnvirzelTM BioServ produces for Ozelle for use in the U.S. FDA Clinical Trials and U.S. compassionate use patients.

         4.8 Product Requirements. This is a requirements contract in which Ozelle agrees to timely provide to Acola, Acola's
                  ----------------------
entire requirements of the Products for marketing, sale and distribution in the Territory.

         4.9 Notice. Warranty claims hereunder must be made promptly and in writing; must recite the nature and details of the claim, the date the cause of the claim was first observed and the serial number of the Product concerned; and must be received by Ozelle and DCS no later than 180 days after the expiration of the warranty period provided for in Section 4.7 hereof.

         4.10 Samples. Ozelle warrants and represents that it will provide Acola with 8,000 existing 10cc vials of AnvirzelTM at no charge if testing of these existing Products by M.D. Anderson verifies that the life of the Products has not expired and such products are still efficacious, which delivery shall occur on or before expiration of ten (10) days written notice by Acola to Ozelle and DCS requesting such samples, which written notice is to be given after November 1, 2001, as initial samples for use by Acola in developing its market in the Territory. In the event Ozelle develops any new Products, Ozelle shall provide Acola with a mutually agreed upon number of samples, at no cost to Acola, of the new Products developed by Ozelle.


5.       TRADEMARKS AND TRADE NAMES.

         5.1 Infringement of Intellectual Property. Acola shall notify Ozelle promptly if it becomes aware of (a) any alleged infringement by Ozelle of a trademark, trade name, service mark, brand name, patent, trade secret or similar right (collectively, "Intellectual Property Rights") of any third party or (b) the alleged infringement of an Intellectual Property Right of Ozelle.



6.       REPRESENTATIONS AND WARRANTIES OF ACOLA.

         6.1 Corporate Organization and Related Matters. Acola is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Acola has all necessary corporate power and authority to carry on its business as now being conducted and has all necessary corporate power and authority to execute, deliver and perform this Agreement.

         6.2 Enforceability. The execution, delivery and performance of this Agreement by Acola has been duly and validly authorized by all necessary corporate action by Acola. This Agreement constitutes the legal, valid and binding obligation of Acola, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors' rights generally.

         6.3 No Conflicts. The execution, delivery and performance of this Agreement by Acola does not violate the provisions of, or constitute a breach or default under, (a) the articles of incorporation or any other applicable incorporating documents of Acola or (b) any material contract to which Acola is a party.

7.       REPRESENTATIONS AND WARRANTIES OF OZELLE.

         7.1 Corporate Organization and Related Matters. Ozelle is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Ozelle has all necessary corporate power and authority to carry on its business as now being conducted and has all necessary corporate power and authority to execute, deliver and perform this Agreement.

         7.2 Enforceability. The execution, delivery and performance of this Agreement by Ozelle has been duly and validly authorized by all necessary corporate action by Ozelle. This Agreement constitutes the legal, valid and binding obligation of Ozelle, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors' rights generally.

         7.3 No Conflicts. The execution, delivery and performance of this Agreement by Ozelle does not violate the provisions of, or constitute a breach or default under, (a) the charter documents or bylaws of Ozelle or (b) any material contract to which Ozelle is a party.

         7.4 Litigation and Claims. Except as described on Attachment "D", Ozelle warrants and represents that no material lawsuit related to Ozelle providing products to Acola hereunder is pending or to the knowledge of Ozelle is threatened against or affecting: (a) Addko, (b) DCS, (c) Francelia, (d) any of the Products, (e) the "Chain of Title" as defined in Section 16, or (f) the execution, delivery or performance of this Agreement.

         7.5 Licensing to DCS. To the knowledge of Ozelle, DCS has complied with all applicable laws, rules and regulations to entitle it to manufacture the Products in Honduras and is licensed by Ozelle to produce the Products for export to Acola in Mexico, subject to the provisions of Section 15, below. Further, Ozelle shall take all necessary steps to require that DCS or any alternative manufacturer of the Products shall assert good faith, diligent efforts to (i) comply with all of Ozelle's obligations delegated to the manufacturer by Ozelle under this Agreement, and (ii) cooperate fully and directly with Acola in the purchase, sale and shipment of Products hereunder. Provided further, Ozelle expressly grants Acola the right to deal directly with DCS and/or Francelia or any other Ozelle authorized manufacturer without the necessity of obtaining further permission from Ozelle and/or dealing through Ozelle and/or its personnel.

8.       AGREEMENTS OF ACOLA.

         8.1 Product Storage. Acola shall maintain an appropriate order entry and distribution capability which is operational during normal business hours in the Territory and which permits Acola to deliver the Products to customers in a timely manner. Ozelle or its designated representatives may inspect Acola's storage, warehouse and distribution facilities during normal business hours on five days' prior written notice.

         8.2 Sales Outside the Territory. Acola shall not sell any of the Products outside of the Territory, but may have customers for the Products residing outside of the Territory who make purchases of the Products within the Territory solely for their own use.

         8.3 Product Tampering. Acola shall not alter, change, manipulate or tamper with the Products or their packaging or labeling in any manner, except that Acola may place appropriate corporate identify information on the packaging and, upon Ozelle's written approval, which such approval will not be unreasonably withheld, make such packaging changes, if any, needed to comply with the laws of the Territory.

         8.4 Sales Records. Acola shall maintain written records of each Product sold by Acola by lot number and account for at least six years after its sale or for such longer time as required by law. Ozelle shall have the right to inspect the books and records of Acola as they relate to sales of the Products during Acola's regular business hours upon five days' prior written notice to Acola. Prior to the destruction of any such records, Acola shall notify Ozelle that they will be destroyed, and Ozelle may request that such records be sent to Ozelle, at Ozelle's sole cost and expense. In the event Ozelle's inspection of Acola's written records of such Product sold by Acola shall indicate a discrepancy, that Acola has sold more Products than it has paid Ozelle, then in such event within thirty (30) days of written notice of such discrepancy and shortage Acola shall pay to DCS and Ozelle any discrepancy reflected in such written notice. Failure to pay such discrepancy if undisputed or verified by audit as set forth below shall be a default under the Terms hereof. No more often than once a year Ozelle shall have the right to audit the books and records of Acola by providing written notice to Acola. Any such audit shall occur during normal business hours of Acola and Ozelle and its auditors will use commercially reasonable efforts to not disrupt the business of Acola. If Ozelle elects to audit the books of Acola, Ozelle shall provide at least five (5) business days written notice to Acola. Ozelle shall select an international accounting firm to audit the books of Acola to verify a discrepancy exists. If the results of the audit reflect that a material (as hereinafter defined) discrepancy exists in addition to paying for the discrepancy, Acola shall pay for the cost of the audit. In the event the audit reflects no material discrepancy exists, Ozelle shall pay for the costs of such audit and Acola shall not owe any sum for the alleged discrepancy. "Material discrepancy," as used herein, shall mean a discrepancy of US$25,000 or more.

         8.5 Insurance. During the term hereof Ozelle shall maintain Product liability insurance which shall name Acola as an additional insured. The limits during the first year of this Agreement shall be equal to the amount of such Product liability insurance that can be acquired for US$50,000. Thereafter the limits of per occurrence in effect for the first year of this Agreement shall remain in full force and effect during the remainder of the term regardless of the cost thereof. For example, if during the first year of this Agreement Ozelle can purchase Product liability insurance with a combined single limit of liability of US$5,000,000 for US$50,000, then, in such event, for the remainder of the term of the Agreement Ozelle shall maintain coverage with the same limits regardless of the cost thereof.

         8.6 Liability Claims. Acola shall notify Ozelle and DCS promptly of any liability claims regarding the Products it is aware of and any other matters that it receives notice of which may reasonably be expected to have a material adverse effect on the sale of the Products in the Territory.

         8.7 Marketing Information to be Provided to Ozelle . Acola shall furnish to Ozelle, upon its request, (a) current information on selling prices and marketing of the Products within the Territory, (b) information regarding material economic or other regulatory or political developments and market conditions in the Territory which may affect the sale of the Products, (c) the introduction of any product for sale in the Territory that is competitive with any of the Products and (d) the records or other documents containing the results of patients taking Anvirzel(TM). Acola will use reasonable efforts to furnish the information requested by Ozelle under this Section 8.7 but will not be in breach of this Agreement for failing to provide such information after making a reasonable effort to do so.

         8.8 Customer Comments and Complaints. Acola shall immediately notify Ozelle of any comments or complaints it receives regarding the Products and the manner in which such comments and complaints are handled by Acola. At the time of the signing of this Agreement, Acola has not developed standard operating procedures for handling customer complaints. If Acola does develop standard operating procedures for handling customer complaints, Acola shall provide Ozelle with a copy of such standard operating procedures. Acola shall advise Ozelle of all adverse patient reactions to the Products that it has knowledge of, including the manner of reporting and follow-up, and provide Ozelle with all documentation and other information with respect thereto to the extent reasonably available to Acola.

         8.9 Confidentiality. Acola shall keep confidential any trade secrets, know-how, customer lists and financial and other proprietary information of Ozelle (the "Information"), except any information which was publicly known at the time such information was disclosed to Acola and except any information which Acola is required to disclose by law to any governmental agency or entity; provided that, Acola shall provide notice to Ozelle of any required disclosure prior thereto.

9.       AGREEMENTS OF OZELLE.

         9.1 Inquiries from Within the Territory. Ozelle shall promptly notify Acola of any inquiries it receives regarding a potential commercial sale of the Products within the Territory.

         9.2 Product Labeling. Ozelle shall appropriately label, or cause to be appropriately labeled, all packaging for the Products supplied to Acola and shall maintain, or cause to be maintained, records of all lot and batch numbers affixed to such Products for such period as required by law.

         9.3 Product Improvement. Ozelle shall notify Acola as soon as practicable of any new formulations or improvements to the Products or substitutes for the Products. Ozelle will make available to Acola all such new formulations or improvements without delay and will also make available to Acola without delay any Products manufactured by Ozelle or any affiliate of Ozelle which will replace the then existing Products. For all purposes hereunder, any such new formulations or improvements of the Product or Product substitutes are included in the definition of Products under Section 1.1.

         9.4 Prohibition on Sales Within the Territory. Ozelle shall not sell or supply the Products to any person or entity for the Product to be delivered into the Territory and shall not sell the Product to any person or entity if Ozelle has reason to believe that the Products sold to such person are to be delivered into the Territory.

         9.5 Insurance. During the term hereof Acola shall maintain Product liability insurance which shall name Ozelle as an additional insured. The limits during the first year of this Agreement shall be equal to the amount of such Product liability insurance that can be acquired for US$50,000. Thereafter the limits of per occurrence in effect for the first year of this Agreement shall remain in full force and effect during the remainder of the term regardless of the cost thereof. For example, if during the first year of this Agreement Acola can purchase Product liability insurance with a combined single limit of liability of US$5,000,000 for US$50,000, then, in such event, for the remainder of the term of the Agreement Acola shall maintain coverage with the same limits regardless of the cost thereof.

         9.6 Customer Comments and Complaints. Ozelle shall notify Acola promptly of any comments or complaints regarding the Products and the manner in which such comments and complaints are handled by Ozelle. Ozelle shall advise Acola of all adverse patient reaction to the Products, including the manner of reporting and follow-up.

         9.7 Training. Ozelle shall provide a consultant with respect to the Products and Ozelle's Product technology to Acola. Such consultant shall be as Ozelle reasonably determines is appropriate or necessary.

10.      INDEMNIFICATION.

         10.1 Indemnification by Acola. Acola shall indemnify and hold harmless Ozelle and its affiliates, and their respective officers, directors, employees, agents, shareholders, predecessors, successors and assigns from any losses, damages, liabilities, actions, claims, costs and expenses, including reasonable attorney's fees, arising out of or resulting from the actions of Acola, its employees, agents or representatives in the handling, storing, promoting, selling, marketing, or distributing of the Products, including without limitation any changes made to the Products, packaging or labeling, Acola's breach of this Agreement or any violation by Acola of any fair trade practices or fair trade laws with respect to the Products. Notwithstanding anything to the contrary in this Section 10.1, Acola shall not be required to indemnify Ozelle to the extent that any such loss, damage, liability, action, claim, cost or expense is attributable to the actions or inactions of Ozelle, its employees, agents or representatives arising out of or relating to the manufacture, administration, storage, distribution, utilization and/or ingestion of the Products sold or otherwise provided to Acola hereunder.
         10.2 Indemnification by Ozelle. Ozelle shall indemnify and hold harmless Acola and its affiliates, and their respective officers, directors, employees, agents, shareholders, predecessors, successors and assigns from any losses, damages, liabilities, actions, claims, costs and expenses, including reasonable attorney's fees, arising out of or relating to the manufacture, administration, storage, distribution, utilization and/or ingestion of the Products sold or otherwise provided by Acola pursuant to the terms of this Agreement or Ozelle's breach of this Agreement. Notwithstanding anything to the contrary in this Section 10.2, Ozelle shall not be required to indemnify Acola to the extent that any such loss, damage, liability, action, claim, cost or expense is attributable to the actions or inactions of Acola, its employees, agents or representatives in the handling, storing, promoting, selling, marketing or distributing of the Products.

         10.3 Procedure. Any party seeking indemnification under this Section 10 (an "Indemnitee") shall promptly notify the other party of any claim asserted against it for which such Indemnitee is seeking indemnification. The indemnifying party shall have the right, at its option, to control the investigation, trial and defense of any such action and shall have the right to approve all settlement offers. The Indemnitee, its employees, agents and representatives shall fully cooperate with the indemnifying party at all times during the pendency of any action for which indemnification has been sought, including, without limitation, providing all available information concerning the claim and providing employees to discuss the claim at no cost to the indemnifying party. Notwithstanding any other provision of this Section 10, in connection with any claims by Acola for indemnification with regard to Intellectual Property Rights, Acola will permit Ozelle, at Ozelle's request and expense, to conduct or settle any negotiations or litigation arising from such claim and will, at Ozelle's request, afford Ozelle all reasonable assistance with such negotiations or litigation;

         10.4 Survivability. The obligations set forth in this Article 10 shall survive the termination of this Agreement for a period of five years from the date of termination.

11.      TERMINATION FROM PATENT LITIGATION AND EFFECTS OF TERMINATION.

         11.1 Termination Resulting from Patent Litigation or Regulatory Matters. Acola acknowledges that Ozelle and/or DCS may become involved in disputes regarding patent rights and other intellectual property rights relating to the Products (collectively, "Patent Disputes"). In the event that any governmental authority questions, revokes, invalidates or suspends any of the Territory Registrations in the Territory in a manner in which Ozelle determines would make it inappropriate or inadvisable to continue to sell a Product in the Territory, notwithstanding the provisions of Article 2 or any other provision of this Agreement, Ozelle and Acola shall be excused from performance under this Agreement in connection with such Product until such time as Ozelle determines that such Territory Registrations are valid and that it is advisable to continue the sale and distribution of such Product in the Territory.

         11.2 Effect of Termination. Upon termination of this Agreement, the obligations of the parties under this Agreement shall terminate and Acola shall discontinue marketing or selling the Product or representing itself as a distributor of Ozelle and shall discontinue the use of any of Ozelle's logos, trademarks or other Intellectual Property Rights; provided, however, that the obligations of the parties contained in Sections 3.3, 4.6, 8.2, 8.4, 8.6, 9.6 and Article 12 shall survive any such termination and the obligations of the parties contained in Sections 10.1, 10.2, 10.3 and 10.4 shall survive the termination of this Agreement for a period of five years from the date of termination. If Ozelle so elects upon the termination of this Agreement, Acola shall resell any Product which it holds to Ozelle at its original price (net of any set-off amounts owed by Acola to such Product) and sales promotion materials related to the Product held by Acola at the termination of this Agreement to a destination and in the manner designated by Ozelle in writing. The costs of shipping shall be paid by Ozelle. Any Product orders received by Ozelle for which any Product has not been shipped to Acola at the termination of this Agreement may be satisfied in any manner deemed appropriate by Ozelle, including a direct sale by Ozelle to the customer. Termination of this Agreement in accordance with the terms hereof will not entitle either party to this Agreement to any compensation for lost sales or profits. Provided, however, that in the event the Agreement is terminated under the provisions of this Section prior to the end of the second year of this Agreement other than as a result of a breach or default by Acola, Ozelle shall refund to Acola within thirty (30) days the sum of US$2,006,000.

12.      ARBITRATION.

         12.1 Arbitration and Venue. In the event of any dispute(s) (as defined herein below) arising out of or relating to this contract, or the breach thereof, the parties agree to participate in at least four (4) hours of mediation in accordance with the commercial mediation rules of the American Arbitration Association before having recourse to arbitration. If the mediation procedure provided for herein does not resolve any such dispute, the parties agree that all disputes between the parties shall be resolved solely by binding arbitration administered by the American Arbitration Association in accordance with its commercial arbitration rules pursuant to the Federal Arbitration Act, 9 U.S.C. Sections 1-14 (in the event this act shall be held to be inapplicable, then the provisions of the Texas General Arbitration Act shall apply.) Judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction. The term "dispute(s)" shall include, but is not limited to all claims, demands and causes of action of any nature, whether in contract or in tort, at law or in equity, or arising under or by virtue of any statute or regulation or judicial reasons, that are now recognized by law or that may be created or recognized in the future, for resulting past, present and future personal injuries, contract damages, intentional and/or malicious conduct, actual and/or constructive fraud, statutory and/or common law fraud, class action suit, misrepresentations of any kind and/or character, liable, slander, negligence, gross negligence, and/or deceptive trade practices/consumer protection act damages, all attorney's fees, all penalties of any kind, prejudgment interest and costs of court by virtue of the matters alleged and/or matters arising between the parties. The award of the arbitrator issued pursuant herein shall be final, binding and non-appealable. The parties hereby waive any rights to punitive or exemplary damages and the Arbitrator(s) will not have the authority to award exemplary or punitive damages to either party. Venue for any mediation or arbitration provided for by these provisions shall be Bexar County, Texas. Notwithstanding anything to the contrary in the aforementioned arbitration rules, no arbitration shall exceed a total of twelve ( 12) hours per dispute unless extended by mutual signed, written agreement of the parties. Any suit for injunctive relief brought to protect the assets at issue pending resolution pursuant to this paragraph shall be brought in a court of competent jurisdiction in Bexar County, Texas.

13.      FORCE MAJEURE.

         13.1 Definition. Force Majeure shall mean any event or condition, not existing as of the Effective Date, not reasonably foreseeable as of such date and not reasonably within the control of any party, which prevents in whole or in material part the performance by one of the parties of its obligations hereunder or which renders the performance of such obligations so difficult or costly as to make such performance commercially unreasonable. Without limiting the foregoing, the following shall constitute events or conditions of Force
Majeure: acts of State or governmental action, riots, disturbance, war, strikes, lockouts, slowdowns, prolonged shortage of energy supplies, epidemics, fire, flood, hurricane, typhoon, inclement weather, earthquake, lightning and explosion. It is in particular expressly agreed that any refusal or failure of Mexico to grant any import license or other required governmental approval for AnvirzelTM legally required for the fulfillment by Acola of its obligations hereunder shall constitute an event of Force Majeure.

         13.2 Notice. Upon giving notice to the other party, a party affected by an event of Force Majeure shall be released without any liability on its part from the performance of its obligations under this Agreement, except for the obligation to pay any amounts due and owing hereunder, but only to the extent and for the period that its performance of such obligations is prevented by the event of Force Majeure. Such notice shall include a description of the nature of the event of Force Majeure, and its cause and possible consequences. The party claiming Force Majeure shall promptly notify the other party of the termination of such event.

         13.3 Confirmation. The party invoking Force Majeure shall provide to the other party confirmation to the existence of the circumstances constituting Force Majeure. Such evidence may consist of a statement or certificate of an appropriate governmental department or agency where available, or a statement describing in detail the facts claimed to constitute Force Majeure.

         13.4 Suspension of Performance. During the period that the performance by one of the parties of its obligations under this Agreement has been suspended by reason of an event of Force Majeure, the other party may likewise suspend the performance of all or part of its obligations hereunder to the extent that such suspension is commercially reasonable.

         13.5 Termination. Should the period of Force Majeure continue for more than nine consecutive months, either party may terminate this Agreement without liability to the other party, except for payments due to such date, upon giving written notice to the other party.

14. RIGHT OF FIRST REFUSAL. This Agreement is related to the exclusive rights to distribute Anvirzel(TM) in Mexico. Acola has requested Ozelle to provide to it additional territories to distribute Anvirzel(TM). To the extent that Ozelle and Acola have agreed for rights of first refusal for additional territories other than Mexico those territories shall be listed in Attachment "E" which is attached hereto and incorporated herein by reference for all relevant purposes.

15.      MANUFACTURING AND SUPPLY.

         15.1 Manufacturing and Supply. Except as is otherwise expressly set forth herein and in order to fulfill its obligations to provide Acola Products hereunder, Ozelle will manufacture, or cause to be manufactured, AnvirzelTM under the terms of Ozelle's agreement with DCS, pursuant to which AnvirzelTM and other Products will be manufactured by Laboratories Francelia, Corporacion Francelia ("Francelia"), Tegucigalpa, Honduras, where AnvirzelTM is a licensed pharmaceutical with a Certificate of Sanitary Register from the Republic of Honduras. In the event that DCS and Francelia are unable to fulfill the Products required by and ordered by Acola hereunder and such failure continues for a period of thirty (30) days, then, in such event, Ozelle shall have the right to designate a third party manufacturer but such designated third party manufacturer will manufacture the Products in compliance with all laws of the jurisdiction where the Product is manufactured and under no circumstances will the designation of a third party manufacturer negatively impact the obligations of Ozelle to Acola pursuant to the terms hereof. All AnvirzelTM produced by or on behalf of Ozelle for Acola by Francelia and/or any other sources will be manufactured, stored and maintained in compliance with those GMPs established by the FDA which would be applicable if the Products were being manufactured in the United States, and in conformity with the definition of AnvirzelTM set forth in
Section 1, above and the standards specified in Section 4.7, above. Provided, however, that Ozelle's selection and use of DCS to fulfill its obligations hereunder shall not relieve Ozelle of its responsibilities under this Agreement and/or liability to Acola for any breach of this Agreement caused in whole or in part by any failure of DCS. Provided further, that in order to attempt to guarantee performance of its obligation to supply Acola's requirements of Products hereunder, Ozelle agrees that in the event shipments of Products to Acola from DCS and Francelia ("Primary Source") or a third party manufacturer selected by Ozelle are inadequate with respect to quantity, quality or timeliness to fulfill Acola's requirements and/or Ozelle's obligations under this Agreement, and remain inadequate after receipt by Ozelle and DCS of thirty
(30) days written notice from Acola of such inadequacy, Acola may, upon thirty
(30) days additional written notice to Ozelle and DCS:

                  (a) Require immediate outsourcing by Ozelle through DCS to other mutually approved facilities for the manufacturing of Products sufficient to timely meet Acola's requirements; or

                  (b) Require Ozelle to ship Products manufactured for Ozelle at BioServ, to DCS in Tegucigalpa, Honduras, for timely reshipment by DCS to Acola, if the Product is available and permissible by law; or

                  (c) In the event the Primary Source and Ozelle's and/or DCS's efforts under (a) and (b) produce results which fail to provide Products of sufficient quantity and/or quality to meet Acola's Purchase Order requirements within thirty (30) days of Ozelle's and DCS's receipt of the Purchase Order in question, Acola may manufacture Products in the Territory under the confidential licensing and manufacturing agreement with Ozelle attached as Attachment "F".

         Ozelle shall exercise all reasonable, good faith efforts to expeditiously comply with any and all manufacturing requirements by Acola specified in compliance with this Section 15. Notwithstanding anything herein to the contrary, all manufacturing, supply and delivery dates are subject to the receipt of clearance for Anvirzel(TM) from the release testing laboratories by DCS or other authorized manufacturer. Further, all terms for Acola's acquisition of Products shall remain as set forth in Section 4 and Attachment "F", regardless of manufacturing source, except in the event Acola manufacturers Anvirzel(TM) pursuant to this Section 15(c), Acola's licensing fee to Ozelle for Anvirzel(TM) shall be US$45.00 per 10cc vial.

16.      OTHER AGREEMENTS.

                  16.1 Other Agreements. Ozelle warrants and represents that (i) agreements (b), (c), (d), and (e) below, constitute all of the agreements transferring the exclusive worldwide license and rights pertaining to AnvirzelTM from Dr. Huseyin Ozel, who holds U.S. Patent No. 5,135,745, to Ozelle, (ii) agreement (e) below is the operative agreement in which Ozelle grants Biotonics the exclusive right to market and sell derivative products of Anvirzel for dietary supplements, first aid products and cosmetics products, (iii) agreement
(f) below is the agreement which grants Anican the marketing rights for Anvirzel products to be used for veterinarian use only on animals; (iv) agreement (a), below, is the operative agreement in which Ozelle grants DCS the exclusive right to manufacture for the DCS Territory, AnvirzelTM as defined in Section 1, supra, and the exclusive right to manufacture and distribute AnvirzelTM in the DCS Territory, through Ozelle or Acola (the parties acknowledge this agreement has not yet been executed by the parties thereto) (to the extent permitted by this Agreement), and (v) that all of these "Chain of Title" agreements are in full force and effect and will be maintained in full force and effect during the term of this Agreement, excepting agreement (a) and (f) below in that the DCS Agreement (hereinafter defined) may be terminated according to its terms and conditions and the Marketing Rights Agreement (herein defined) will be amended by the parties thereto:

                  (a) Manufacture and Supply Agreement, dated as of ___________, 2001, (referred to herein as the "DCS Agreement") between Ozelle and DCS pertaining to the manufacturing of AnvirzelTM by DCS on behalf of Ozelle for supply to Acola;

                  (b) The Assignment and Assumption of Agreement executed on or about the 15th day of April, 1997, between
                           Ozelle,  L.L.C.  (successor  in  interest  to
Ozelle,  Incorporated,  a  Delaware  corporation)  and Ozelle
                           Pharmaceuticals,  Inc. ("April, 1997 Agreement")
transferring,  assigning, selling and conveying unto Ozelle
                           Pharmaceuticals,  Inc. all of Ozelle, L.L.C.'s
right, title and interest in and to the Agreement executed on
                           December 1, 1995 by Dr.  Huseyin  Ziya Ozel,
 Seller,  and on November 30, 1995 by  Pharmaceutical  Ventures
                           Trust, Buyer ("December, 1995 Agreement," described
 below);

                  (c) The Assignment and Assumption of Agreement executed on or about the 29th day of January, 1996, between Pharmaceutical Ventures Trust ("Trust"), Seller, and Ozelle, Incorporated, Buyer, transferring, assigning, selling and conveying unto Ozelle, Incorporated all of the Trust's rights, title and interest in and to the December, 1995 Agreement; and

(d) The December, 1995 Agreement granting Buyer the exclusive world-wide right and license, with the right to sublicense, under the Extract  Technology and under the Patent Rights
 to exploit the Products as provided therein.  As used in
                           the December,  1995 Agreement,  "Extract Technology"
  means all inventions and discoveries,  whether or not
                           patented or  patentable,  and all technical
 information,  know-how and other  confidential  or  proprietary information  developed,  acquired, or controlled by
 Seller as of the date of said agreement relating to cell
                           proliferative  disease ameliorating extracts derived
 from plants of the genus Nerium and all improvements to
                           such  technology  made after the date of said
 agreement  by Seller  and Buyer  relating  to said  extracts, including without  limitation,  isolated and/or
purified components or mixtures of components and analogs or derivatives  thereof  whether  derived from the
 plants of Nerium  species or prepared by other methods or in other  biological  systems,  and  methods  of using
 these  extract  based  materials  in the  treatment  of
                           cell-proliferative  diseases;  "Patent  Rights"
 means  any and all U.S.  and  foreign  patents  and  patent applications  directed to the Extract  Technology;
"Exploit" shall mean to manufacture,  have manufactured,
                           use, have used,  lease and/or sell;  "Products"
 shall mean any apparatus,  process or composition of matter which  employs  any of the  Extract  Technology  or
 which is  covered by any claim  contained  in any of the
                           applications or unexpired patents included in the
Patent Rights; and

(e) The Sub-License Agreement executed on the 1st day of September, 1999, between Ozelle and Biotonics, granting to Biotonics the exclusive license, with the right to sublicense,
  the Included Products under the Extract Technology and
                           under the Patent Rights, to Exploit the Products
 throughout the world (all capitalized terms not defined in
                           this  Section  16.1(e)  herein have the  meaning
 set forth in 16.1(d)  above).  "Included  Products"  means
                           Derivative Products  incorporating the Extract
 Technology  including  Pharmaceutical Drug Products,  Dietary
                           Supplements,  First Aid Products and  Cosmetics
 Products.  "Pharmaceutical  Drug  Products"  means over the counter or prescription  products that are intended
to treat,  cure,  mitigate or prevent disease and may be
                           subject to clinical trials for claims of efficacy,
 including without limitation,  creams, ointments,  gels,
                           powders, foams, lotions, liquid sprays, liquid
drops, soaps, toothpaste, and mouthwash,  including,  without limitation,  ingestible forms such as caplets, gel
caps, pellets,  tablets,  elixirs,  syrups,  and/or other
                           liquid  preparations  except  those  intended  for
 treatment  of cell  proliferative  disease.  "Derivative
                           Products" means all products  containing  Nerium
 Oleander  Aqueous Extract or any other form of the Extract
                           Technology as an ingredient other than the Excluded
 Products.  "Excluded  Products" means products including
                           the Extract Technology that are introduced into the
 body by injection,  inhalation,  sub-lingual  absorption
                           or suppository  absorption or ingestables  intended
for treatment of cell  proliferative  disease.  "Dietary
                           Supplements" means ingestible products (including,
 without limitation,  caplets, gel caps, pellets, tablets,
                           elixirs,  syrups and/or other liquid preparations
 and gums) that (a) meet the criteria specified by the Food
                           and Drug  Administration  ("FDA") and (b) are
intended to supplement the diet and contain one or more of the following dietary  ingredients:  vitamin or a
mineral,  an herb or other botanical,  an amino acid a dietary substance for use by man to supplement  the diet by
 increasing  the total  dietary  intake,  a  concentrate,
                           metabolite,  extract or any combination  thereof.
 "Cosmetic Products" means those over the counter products
                           for which no medical claims are made and which are
intended to be rubbed, poured,  sprinkled, or sprayed on,
                           introduced into, or otherwise applied to the body
for cleansing,  beautifying,  promoting attractiveness, or
                           altering the appearance of, including,  without
 limitation,  topical products applied to the dermis such as creams, gels, ointments,  lotions,  foams, powders,
 shampoo,  sprays and liquid drops. "First Aid Products"
                           means those over the counter or prescription
  products that are intended to be applied topically to the skin to help promote healing in cuts, scrapes, or burns;
 and

(f) The Marketing Rights Agreement executed on the 1st day of July, 1999, between Ozelle and Anican, granting Anican the marketing rights for the Nerium Oleander products to be used solely for veterinarian products for animal use, including injectable, oral or topical veterinary products, veterinary products are products used for the preventive use and treatment of diseases and disorders of farm, wild and domestic animals, not human use, Ozelle is also granting the use of all intellectual properties related to Nerium Oleander Extract as it relates to veterinarian products.

         Ozelle further warrants and represents that Ozelle is the legal assignee of the patent rights contained in U.S. Patent No.
5,135,745,  Canadian  Patent No.  1,299,100  and other  patents  concerning the same product that are filed in Japan, Australia and European countries, and that U.S. Patent No. 5,135,745 is currently valid and expires May 13, 2009. Ozelle further warrants and represents that (i) there is no breach in the Chain of Title agreements set forth above conveying rights pertaining to AnvirzelTM to Ozelle ("Chain of Title"), (ii) all requirements in each agreement in the Chain of Title have been materially complied with, other than the DCS Agreement, which shall be executed after the Effective Date and
(iii) Ozelle knows of no facts, circumstances, pending action or threatened action that could compromise Ozelle's rights under the April, 1997 Agreement.

17. ADDKO'S REVERSIONARY RIGHTS TO DISTRIBUTE THE PRODUCTS IN MEXICO. As provided herein, Acola has acquired from Addko the exclusive option to acquire from Ozelle the rights to distribute Ozelle's Products in Mexico. Notwithstanding anything to the contrary herein contained, the parties hereto acknowledge and agree in the event Acola shall default under the terms and provisions hereof and Ozelle has terminated this agreement as herein provided within thirty (30) days after the termination hereof Addko can reinstate this agreement for the remainder of the term hereof by written notice of reinstatement and upon any such reinstatement Acola releases all rights and interest to this agreement and to the extent any rights or interests of Acola shall survive such termination such rights and interest shall be assigned to and inure to the benefit of Addko. This provision is included herein for the sole purpose of Acola acknowledging that such reversionary right to distribute the Product in Mexico exists.

18.       MEXICAN GOVERNMENT CONTRACT.

         18.1 Mexican Government Contract. During the first twelve (12) months following the Effective Date of this Agreement, Acola will enter into a contract with the Government of Mexico or a political subdivision or agency thereof pertaining to the marketing, sale and/or distribution of AnvirzelTM ("Government Contract") and provide a copy thereof to Ozelle within ten (10) business days of the effective date of said Government Contract.

19.      FAVORED NATIONS PROVISION.

         19.1 Favored Nations Provision. Acola shall have the right to purchase its requirements of the Products, for human use only, from Ozelle at the lesser of the prices specified herein or the prices at which Ozelle sells said Products to any other individuals or entities for resale in any other territory or market outside the Territory.

20.      MISCELLANEOUS.

         20.1 Integration; Amendments. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect thereto. This Agreement may be amended only by an agreement in writing executed by the parties hereto. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound.

         20.2 Severability. If any term or provision hereof is held to be unenforceable, in whole or in part, by any court, arbitration panel or arbitrator, or other entity having valid jurisdiction to construe or enforce this Agreement, then said term or provision shall be amended or deleted as necessary, and the remaining portions of this Agreement shall continue in full force and effect.

         20.3 Remedies; Waiver. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof.

         20.4 Captions and Headings. The descriptive headings of the articles and headings of this Agreement are for convenience
                  ---------------------
only and do not constitute a part of this Agreement.

         20.5 Notices. Any notice or other communication hereunder shall be in writing in English and either (a) delivered in person, (b) transmitted by facsimile, (c) sent by certified mail, return receipt requested, or sent by (d) express courier service for delivery within three days after being sent, and addressed as follows:

                  If by certified mail, return receipt requested, courier service or by hand delivery to Ozelle, then:

                  Ozelle Pharmaceuticals, Inc.
                  11825 IH 10 West, Ste 213 San Antonio, Texas 78230 U.S.A.
                  Attention: Terry W. Thompson

                  or, if by fax to Ozelle, then (210) 697-1665

                  If by certified mail, return receipt requested, courier service or by hand delivery to Acola, then:

                  Acola Corp.
                  8303 Southwest Freeway, Suite 950
                  Houston, Texas 77074
                  Attention: Robert B. Dillon

                  or, if by fax to Acola, then (713) 773-1395

                  with a copy to Robert B. Dillon:

                  Robert B. Dillon
                  7322 Southwest Freeway, Suite 430
                  Houston, Texas 77074

                  or, if by fax to Dillon, then (713) 785-0027
                  If by certified mail, return receipt requested, courier service or by hand delivery to DCS, then:

                  Drogueria Comercial Suprema, S. De R.L.
                  Edificio Plaza Azul, 6to
                  Nivel Colonia Lomas del Guijarro Ave.
                  Berlin, Calle Viena B,
                  Tegucigalpa, H.N., CA

                  or, if by fax to DCS, then 011-504-325-3945


or to such other address as either party shall have last designated by notice to the other party. Each notice or other communication shall be effective (a) if given by facsimile, when transmitted to the applicable number during the period 9:00 AM to 5:00 PM, Monday through Friday, excluding holidays, or if received at any other time, at 9:00 AM on the next business day after actual receipt of said notice; (b) if given by express courier service, upon the earlier of actual receipt or three days after being submitted to such service, (c) if sent by certified mail, return receipt requested, upon actual receipt, and (d) if in person, when received.

         20.6 Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties, except that Ozelle may assign this Agreement to any wholly owned subsidiary or parent company or any successor by merger, and Acola may assign this Agreement to any of its affiliates or to any successor of Acola. Further, Acola may contract for or delegate performance of Acola's obligations hereunder, in whole or in part, to any third party of Acola's choosing, provided that such contracting or delegation shall not relieve Acola of its responsibilities and liabilities hereunder.

         20.7 Compliance with Laws and Regulations. The parties acknowledge that the manufacture, sale and delivery of the Products are subject to the export and re-export and other laws and regulations of the Republic of Honduras, the Territory and political subdivisions and agencies of Honduras and the Territory. Each of the parties agrees that it will not directly or indirectly take any action which would constitute a violation by any party of any such laws or regulations or any other laws and regulations applicable to the actions contemplated by this Agreement. Each of the parties will comply with all laws and regulations applicable to it in the conduct of its business and in connection with this Agreement.

         20.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall constitute one and the
                  ------------
same agreement.

         20.9 Relationship Between Acola and Ozelle. The relationship between Acola and Ozelle is solely that of buyer and seller. Acola is an independent contractor and, in no way, is Ozelle's sales representative, legal representative, or agent. Acola has no authority to assume or create any obligation on Ozelle's behalf, express or implied, with respect to the Products or otherwise. Acola will not represent itself as Ozelle's agent or act in any way which might imply that Ozelle and Acola are not separate and distinct entities. Ozelle will pay no commissions under this Agreement. Except as is expressly provided to the contrary in Section 19.1, nothing contained in this Agreement is to be construed as a limitation or restriction upon Ozelle in the sale or other disposition of any Product to any person, firm, or corporation outside the Territory at whatever prices Ozelle may deem appropriate. Acola's compensation is to be obtained solely by the difference between the price Acola pays to DCS and the price Acola charges its customers.

         20.10 Authority. The parties hereto represent to each other that each has the full authority to enter into the Agreement.
                  ---------

         20.11 Governing Law. This Agreement is made in San Antonio, Texas and is to be construed and enforced in accordance with the laws of the State of Texas without regard to Texas' choice of law provisions.

         20.12 Parties Bound. This Agreement shall be binding on Acola and Ozelle, their respective agents, representatives, trustees, assignees, successors, administrators, attorneys, accountants, employees, officers, directors, shareholders, heirs, principals, partners, and/or affiliated, related or associated individuals and/or entities.

         20.13    Time.  Time shall be of the essence of this Agreement.
                  -----

         20.14 Gender and Tense. Unless the text specifically requires otherwise, the masculine shall include the feminine, the feminine shall include the masculine, the singular shall include the plural and the plural shall include the singular.



                                                       [signature page follows]





                 SIGNATURE PAGE TO EXCLUSIVE DISTRIBUTION AGREEMENT


                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in multiple originals by their duly authorized representatives, effective as of the date first above written.

OZELLE PHARMACEUTICALS, INC.                                 ACOLA CORP.


By:                                                           By:
   --------------------------------------------------             -------------------------------------------------
Name:                                                         Name:
      -----------------------------------------------               -----------------------------------------------
Title:                                                        Title:
       ----------------------------------------------                ----------------------------------------------




                                   ATTACHMENTS

                                                                                       Section
A.       Assignment to Acola from Addko of Exclusive Option to Rights                   1.1

B.       Subscription Agreement                                                         1.2

C.       Annual Quotas                                                                  1.6

D.       Schedule of Pending or Threatened Litigation                                   7.4

E.       Right of First Refusal                                                         14.1

F.       Contingent Confidential Licensing and Manufacturing Agreement                   15.1






                                 Attachment "A"

             Assignment to Acola from Addko of Exclusive Option to Rights






                                 Attachment "B"

                             Subscription Agreement





                                 Attachment "C"


Year1    Annual Quotas

1        12,000 vials
2        12,000 vials
3        12,000 vials





1 Year One (1) means the twelve month period commencing with the Effective Date of the Agreement.







                                 Attachment "D"


                  Schedule of Pending or Threatened Litigation


                                      None





                                 Attachment "E"

                         Primary Right of First Refusal

                                      None




                                 Attachment "F"


           Contingent Confidential Licensing and Manufacturing Agreement











                                  EXHIBIT 99.2
                                  PRESS RELEASE
-------------------------------------------------------------------------------

PRESS RELEASE
ACOLA CORP.
8303 Southwest Freeway, Suite 950, Houston, Texas 77074
Telephone (713) 270-9499 - Facsimile (713) 773-1395
-------------------------------------------------------------------------------
Contact:  Judy Tran, Chief Information Officer

              Acola Corp. (formerly Megachain.com, ltd.) announces
                  completion of the Acquisition of acola corp.

         Houston, Texas - October 22, 2001 - Acola Corp., a Delaware corporation (formerly MegaChain.com, Ltd., OTCBB:MGCC, now OTCBB:ACAC) ("Acola") announced today that it has completed the planned acquisition of Acola, a privately held drug distribution company in the process of establishing relationships to facilitate distribution throughout Latin America of AnvirzelTM for the treatment of serious illnesses. As a result of the acquisition, the stockholders of Acola (which has changed its name to MGCL Acquisition Corp.) own approximately 98.8% of the equity and 99.9% of the voting rights of Acola (which has changed the name of MegaChain.com, Ltd. to Acola Corp.). Under the terms of the acquisition, Mr. Samuel M. Skipper, Chairman of the Board and Secretary of Acola has been appointed Chairman of the Board, Secretary and a Director of the former MegaChain.com, Ltd. The former officers and directors resigned from all of their positions with the parent company upon Mr. Skipper's appointment. Mr. Skipper has appointed Mr. Robert B. Dillon as President, Chief Executive Officer and Director.
         It is expected that the stockholders of Acola will be presented a proposal to restate the Certificate of Incorporation to increase the number of shares of common stock that Acola is authorized to issue and authorize the issuance of Class B common stock that will have super-voting rights.
         On October 18, 2001, Acola executed formal agreements to establish its initial business relationship with a drug manufacturer, Ozelle Pharmaceuticals, Inc., and Ozelle's licensed manufacturer of Anvirzel in Honduras, Drogueria Comercial Suprema at Francelia laboratories, to make Acola the exclusive Mexico distributor for AnvirzelTM, Ozelle's patented drug. Anvirzel (TM) is already licensed in Honduras and is currently undergoing formal U.S. FDA human clinical trials for cancer.
         AnvirzelTM is intended for the treatment of serious illnesses, such as cancer, HIV/AIDS, Hepatitis C and the other viral and autoimmune/inflammatory diseases for which Anvirzel(TM) has shown promise. According to Acola's President and CEO, Robert B. Dillon, "Acola is eagerly looking forward to developing and distributing AnvirzelTM in Mexico for all the people who stand to benefit from this drug".
         AnvirzelTM is an internationally patented (U.S. Patent No. 5,135,745) non-toxic aqueous extract of Nerium Oleander manufactured by Ozelle Pharmaceuticals, Inc. in conformity with U.S. FDA Good Manufacturing Practice
(GMP) regulations. AnvirzelTM has been granted what is believed to be the only compassionate use IND (#56826) ever granted by the US FDA, pursuant to which 15 late Stage IV terminal U.S. cancer patients were treated with AnvirzelTM demonstrating significant efficacy. AnvirzelTM has already been successfully used to treat approximately two hundred compassionate use Cancer and AIDS patients in Ireland, Honduras, Canada and the United States. AnvirzelTM has shown, in both foreign patient use and U.S. FDA authorized United States "Compassionate Use" patients, anecdotal evidence of its ability to cause remission of certain cancers, control these diseases and/or minimize their debilitating effects. It is demonstrating itself to be a drug without harmful side effects that, in nearly every instance, provides some early and sustained benefits even to otherwise untreatable patients. AnvirzelTM has successfully concluded U.S. FDA Phase I human clinical trials at The Cleveland Clinic Foundation with a published finding of "no dose limiting toxicity".
         Ozelle Pharmaceuticals, Inc. anticipates initiating Phase II human trials in the U.S. and Ireland in the immediate future.
Acola has arranged for expedited trials for AnvirzelTM in Mexico and anticipates its general availability in Mexico in 2002.
         Acola's executive officers are to be located in Houston, Texas. Acola presently has 5 employees, most of whom are shareholders.

This press release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by Acola or on its behalf. These forward-looking statements are not historical facts, but reflect Acola's current expectations, estimates and projections. All statements contained in the press release which address future operating performance, events or developments that are expected to occur in the future (including statements relating to earnings expectations, sales of assets, or statements expressing general optimism about future operating results) are forward-looking statements. Although Acola believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include success in marketing AnvirzelTM in Mexico, FDA approval of AnvirzelTM in the United States, development of Acola's market in Mexico, and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements.